Exhibit 2.1


                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                            SFBC INTERNATIONAL, INC.,
                          SOUTH FLORIDA KINETICS, INC.,
                     CLINICAL PHARMACOLOGY OF FLORIDA, INC.,
                   CLINICAL PHARMACOLOGY INTERNATIONAL, INC.,
                              DR. KENNETH LASSETER,
                           MR. E. COOPER SHAMBLEN, AND
                               MS. STACY C. DILZER

                                 August 1, 2003



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                                             TABLE OF CONTENTS
                                             -----------------
                                                                            Page

1.       Definitions.........................................................1

2.       Basic Transactions..................................................7
         2.1      The Merger.................................................7
         2.2      The Closing................................................8
         2.3      Actions at the Closing.....................................8
         2.4      Effect of Merger...........................................8
                  2.4.1    General...........................................8
                  2.4.2    Articles of Incorporation.........................8
                  2.4.3    Bylaws............................................8
                  2.4.4    Merger Consideration..............................8
                  2.4.5    Additional Merger Consideration...................9
                  2.4.6    Acquisition of CPI...............................11
                  2.4.7    Fractional Shares................................11
                  2.4.8    Adjustments......................................11
         2.5      Procedure for Exchange of CPF Common Stock................11
         2.6      Closing of Transfer Records...............................11

3.       Representations and Warranties of  CPF and CPI.....................11
         3.1      Organization, Qualification, and Power....................11
         3.2      Capitalization............................................12
         3.3      Authorization of Transaction..............................12
         3.4      Noncontravention..........................................13
         3.5      Title to Assets...........................................13
         3.6      Financial Statements......................................13
         3.7      Compliance with Laws......................................14
         3.8      Certain Business Relationships With CPF...................15
         3.9      Absence of Questionable Payments..........................15
         3.10     Employment Matters .......................................15
         3.11     American With Disabilities Act............................16
         3.12     Employees ................................................16
         3.13     Employee Benefit Plans....................................16
         3.14     Tangible Assets...........................................18
         3.15     Tax Matters...............................................18
         3.16     Real Property.............................................19
         3.17     Environmental, Health, and Safety Matters.................20
         3.18     Other Disclosures.........................................23
         3.19     Undisclosed Liabilities...................................23
         3.20     Litigation................................................23
         3.21     Guaranties ...............................................23
         3.22     Events Subsequent to December 31, 2002....................24
         3.23     Major Clients.............................................26
         3.24     Brokers' Fees.............................................26
         3.25     Intellectual Property.....................................26
         3.26     Condition of Assets.......................................27
         3.27     Collectibility of Accounts Receivable.....................27


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         3.28     No Third Party Option.....................................27
         3.29     Restrictive Covenants.....................................27
         3.30     Insurance.................................................28
         3.31     Ancillary Corporation.....................................28
         3.32     No Reliance on Raymond James & Associates, Inc............28
         3.33     Leases....................................................28
         3.34     Disclosure................................................29

4.       Representations and Warranties of SFBC and SFBC Miami..............29
         4.1      Organization, Qualification, and Power....................29
         4.2      Capitalization............................................30
         4.3      Authorization of Transaction..............................30
         4.4      Noncontravention..........................................31
         4.5      Absence of Undisclosed Liabilities........................31
         4.6      Filings with the SEC......................................31
         4.7      Trailing 12 Month Revenues................................32
         4.8      Brokers' Fees.............................................32
         4.9      Status of the Shareholders................................32
         4.10     Disclosure................................................32

5.       Additional Covenants...............................................32
         5.1      Covenant Not to Compete...................................32
         5.2      Nondisclosure.............................................33
         5.3      Cooperation in Third-Party Litigation.....................34
         5.4      Working Capital Adjustment................................34
         5.5      Rights of the Shareholders to Contest Certain Matters.....34
         5.6      SFBC Guarantee............................................35
         5.7      Reporting Obligations.....................................35
         5.8      Listing of SFBC Shares....................................35
         5.9      SFBC's Covenant to Capitalize and Operate SFBC Miami......35
         5.10     Filing of Tax Returns.....................................36
         5.11     Filing of SFBC SEC Reports................................36

6.       Indemnification....................................................36
         6.1      Indemnification by the Shareholders.......................36
         6.2      Indemnification by SFBC and SFBC Miami....................36
         6.3      Procedure.................................................36
         6.4      Limitations on Indemnification............................37

7.       Miscellaneous......................................................38
         7.1      Survival..................................................38
         7.2      Press Releases and Public Announcements...................38
         7.3      Entire Agreement..........................................38
         7.4      Assignment................................................38
         7.5      Counterparts..............................................38
         7.6      Headings..................................................38


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         7.7      Notices and Addresses.....................................38
         7.8      Governing Law.............................................39
         7.9      Amendments and Waivers....................................39
         7.10.    Severability..............................................40
         7.11     Expenses..................................................40
         7.12     Construction..............................................40
         7.13     Arbitration...............................................40
         7.14     Force Majeure.............................................40
         7.15     Plural and Gender.........................................40
         7.16     Incorporation of Exhibits and Schedules...................41


Exhibits
--------

Exhibit A - Articles of Merger of South Florida Kinetics, Inc.
Exhibit B - Form of Legal Opinion for CPF, CPI, the Shareholders and the CPI
            Shareholders
Exhibit C - Form of Legal Opinion from Counsel to SFBC and SFBC
Miami

Schedules
---------

3.1      Organization, Qualification, and Power
3.4      Non-Contravention
3.6      Financial Statements
3.8      Certain Business Relationships With CPF
3.13     Employee Benefit Plans
3.14     Tangible Assets
3.15.3   Tax Matters

3.16     Real Property
3.16.9   Direct Access to Public Road
3.16.10  Necessary Repairs
3.17.2   Environmental, Health, and Safety Matters
3.18     Indebtedness
3.20     Litigation

3.25     Intellectual Property
3.30     Insurance
3.33     Leases

4.1      Organization, Qualification, and Power
4.2      Capitalization
4.5      Absence of Undisclosed Liabilities


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                              ACQUISITION AGREEMENT
                              ---------------------


         Acquisition Agreement entered into as of August 1, 2003 (this "Agreement") by and among SFBC International, Inc. ("SFBC"), a Delaware corporation, South Florida Kinetics, Inc., a Florida corporation ("SFBC Miami"), Clinical Pharmacology of Florida, Inc. a Florida corporation ("CPF"), Clinical Pharmacology International, Inc., a Florida corporation ("CPI"), and solely for the purposes of the representations and warranties contained in Article 3, the provisions of Sections 8.1 through 8.4, and the indemnification contained in
Section 9.1, Dr. Kenneth Lasseter ("Lasseter"), Mr. E. Cooper Shamblen ("Shamblen") and Ms. Stacy C. Dilzer ("Dilzer"). SFBC, SFBC Miami, CPF, CPI, Lasseter, Shamblen and Dilzer are referred to individually or collectively herein as the "Party" or "Parties".

         WHEREAS, the respective boards of directors of SFBC and SFBC Miami and the board of directors of CPF have each declared advisable the merger of CPF with and into SFBC Miami (the "Merger"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, the respective boards of directors of SFBC and SFBC Miami and CPF have each determined that the Merger is in the best interest of their respective shareholders and is in furtherance of and consistent with their respective long-term business strategies; .

         WHEREAS, the board of directors of SFBC on its own behalf and in its capacity as the sole shareholder of SFBC Miami, the board of directors and shareholders of CPF and Lasseter and Shamblen (Lasseter and Shamblen collectively, the "Shareholders") each has approved this Agreement and the Merger upon the terms and subject to the conditions set forth herein;

         WHEREAS, SFBC Miami intends to acquire all of the issued and outstanding Common Stock of CPI in accordance with Section 368(a)(1)(B) of the Code, wherein the CPI Shareholders shall exchange their shares of Common Stock of CPI in exchange for the C- Corp Consideration; and

         WHEREAS, the Parties intend the Merger to comply with Section 368(a)(1)(A) or (a)(2)(D) of the Code.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1. Definitions. As used in this Agreement, the following capitalized words and terms have the referenced meanings:

         "Abbreviated New Drug Applications" refer to applications filed with the FDA for approval to market generic drugs.

         "Acquisition Proposal" has the meaning set forth in Section 5.6.1.


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         "Additional Merger Consideration" has the meaning set forth in Section
2.4.5(a).

         "Adverse Consequences" means all injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees actually sustained by a Party or imposed thereon.

         "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act, except that in Section 4.9 it shall also have the meaning contained in Rule 144(a)(1) under the Securities Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

         "Agreement" refers to this Acquisition Agreement.

         "ADA" has the meaning set forth in Section 3.11.

         "Area" has the meaning set forth in Section 5.1(a).

                  "Average Share Price" means (i) $18.62 for the purposes of determining the Initial Merger Consideration, the Escrowed Merger Payment and the C-Corp Consideration; and (ii) the average closing price of SFBC's Common Stock on the Nasdaq Stock Market or other principal market for SFBC's Common Stock for each day on which the Nasdaq Stock Market or such other market is open for business during the last month of the applicable 12-month period for the purpose of determining the Additional Merger Consideration; or (iii) for purposes of Section 6.3(c), the average closing prices of SFBC's Common Stock on the Nasdaq Stock Market or other principal market for SFBC's Common Stock for each day on which the Nasdaq Stock Market or such other market is open for business for the 20 days immediately preceding the day the Indemnifying Party receives written notification pursuant to
         Article 6.

         "C-Corp Consideration" has the meaning set forth in Section 2.4.6.

         "Claim" shall mean any claims,, demands, actions, administrative or arbitration proceedings, damages, losses including loss of value, obligations, allegations, Liabilities, judgments, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees and expenses that a Party is or may be liable for or incurs in investigating or pursuing any of the foregoing.

         "Client" means any Person for which SFBC Miami or CPF has (x) performed any services during the two-year period prior to the Closing Date or the date on which any of the Shareholders has allegedly violated a covenant contained in
Article 8, as the case may be, (y) agreed to perform such services within such two-year period, or (z) any Persons with which any employee of SFBC Miami or CPF has had discussions or other communications relating to the performance of such services by SFBC Miami or CPF for such Persons or any Affiliates within such two-year period.

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         "Closing" shall have the meaning set forth in Section 2.2.

         "Closing Date" shall have the meaning set forth in Section 2.2.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state law.

         "Code" means the Internal Revenue Code of 1986, as amended and the Regulations thereunder.

         "Common Stock" means shares of common stock of SFBC, CPF or CPI, as the case may be.

         "Computations of Revenues" has the meaning contained in Section 5.7.

         "Confidential Information" means any information concerning the businesses and affairs of SFBC, SFBC Miami or CPF, as the case may be, including their respective Subsidiaries, that is not already generally available to the public and shall include, but shall not be limited to, trade secrets, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software (including, but not limited to, computer programs developed, improved or modified by a Party or on behalf of a Party for use in a Party's business, and source code), information and data relating to the development, research, testing, costs, marketing and uses of a Party's services, budgets and strategic plans, and the identity and special needs of clients for a Party's services, databases, data, all technology relating to a Party's business, systems, methods of operation, client lists, client information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of a Party, including Confidential Information received from a Party's Subsidiaries and Affiliates.

         "CPA" has the meaning set forth in Section 5.5.

         "CPI Shareholders" means the sole shareholders of CPI, namely, Lasseter and Dilzer.



         "Deferred Intercompany Transaction" shall have the meaning set forth in Code Regulation Section 1.1502-13.

         "DEA" means the United States Drug Enforcement Administration.

         "DESA to NDA Submissions" refers to submissions to the FDA of drugs and substances that were used prior to the time that approval by the FDA was required.

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         "Directly or Indirectly" shall include, but not be limited to, (i)
acting as an agent, officer, director, representative, consultant, independent contractor, or employee of any Person, or (ii) participating as an owner, partner, limited partner, member, joint venturer, material creditor or shareholder (except as a shareholder holding less than five percent interest in a corporation or entity whose shares are traded on a national securities exchange or on the Nasdaq Stock Market unless CPF, CPI or any of the Shareholders controls such corporation or entity, either alone or with others).

         "Earn-Out Period" has the meaning set forth in Section 2.4.5(a).

         "Effective Time" has the meaning set forth in Section 2.4.1.

         "Employee" shall mean Lasseter, Shamblen or Dilzer.

         "Employee Benefit Plan" means any employee benefit plan (as such term is in ERISA Section 3(3)) and any other employee benefit plan, program or arrangement of any kind set forth in Section 3.13.

         "Employee Pension Benefit Plan" shall have the meaning set forth in ERISA Section 3(2).

         "Employee Welfare Benefit Plan" shall have the meaning set forth in ERISA Section 3(1).

         "Employment Agreements" shall mean the employment agreements that each of Lasseter, Shamblen, and Dilzer shall enter into with SFBC Miami.

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, regulation, control, or cleanup of any hazardous materials, substances or wastes, chlorinated solvents, silver bearing waste, flammable explosives, urea formaldehyde, chemical substances or mixtures, pesticides, pollutants, contaminants, mold, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, (hereinafter "Hazardous Materials"), each as amended and as now or hereafter in effect.

         "ERISA" shall mean Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" has the meaning set forth in Section 2.4.4(a).

         "Escrow Agreement" shall mean the escrow agreement that the Parties to this Agreement shall enter into pursuant to certain provisions of the Agreement and also the specific provisions in Section 2.4.4 which will provide that funds held in escrow shall be held in interest-bearing accounts and that the distributions from such escrow will include the interest on the funds therein and any dividends paid on shares of stock held in escrow.

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         "Escrowed Merger Payment" has the meaning set forth in Section
2.4.4(a).

         "Excess Loss Account" has the meaning set forth in Code Regulation
Section 1.1502-19.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FBCA" means the Florida Business Corporation Act, as amended.

         "Financial Statements" has the meaning set forth in Section 3.6.

         "FDA" means the United States Food and Drug Administration.

         "GAAP" means United States Generally Accepted Accounting Principles as in effect from time to time.

         "Governmental Entity" has the meaning set forth in Section 3.4.

         [*] has the meaning set forth in Section 2.4.5(b)(ii).

         "Indemnified Party" has the meaning set forth in Section 6.3.

         "Indemnifying Party" has the meaning set forth in Section 6.3.

         "Initial Merger Consideration" has the meaning set forth in Section 2.4.4(a).

         "Intellectual Property" shall mean to include, but not be limited to trade names, fictitious names, trademarks, trade dress, copyrights, moral rights, patents, protected software and databases, and other types of intellectual property protected under United States state or federal law.

         "IR to SR Conversions" refers to immediate release to sustained release conversions.

         "IRS" shall mean the United States Internal Revenue Service.

         "Knowledge" means actual knowledge after reasonable investigation of a Party (and, except where apparent from the context, its Subsidiaries), its officers, directors and employees having responsibility of a subject matter. Knowledge of CPF and/or CPI also includes the Shareholders."Leases" has the meaning set forth in Section 3.33.
* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

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         "Legal Provisions" has the meaning set forth in Section 3.7.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Material Adverse Effect" means, when used with respect to SFBC and/or SFBC Miami or CPF and/or CPI, as the case may be, any change or effect that is materially adverse to the business, assets, Liabilities, results of operations, condition (financial or otherwise), management or future prospects of such Party or Parties.

         "Measuring Period" has the meaning set forth in Section 5.1(a).

         "Merger" shall have the meaning set forth in the first WHEREAS clause.

         "Merger Consideration" shall have the meaning set forth in Section
2.4.4.

         "Merger Filing" shall have the meaning set forth in Section 2.3.

         "Multi-Employer Plan" shall have the meaning set forth in ERISA Section 3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" shall have the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permits" has the meaning set forth in Section 3.7.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, entity, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

         "Real Property" means the parcel of real estate located at 2060 NW 22nd Avenue, Miami, Florida and all other real property as described on Schedule 3.16.

         "Regulations" means the rules and regulations under the Code.

         "Release Date" has the meaning set forth in Section 2.4.4(c).

         "Reportable Event" shall have the meaning set forth in ERISA Section 4043.

         "Revenues" shall have the meaning in Section 2.4.5(b)(i).

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         "SEC" means the United States Securities and Exchange Commission.

         "SFBC SEC Documents" means any registration statement, report or other document filed with the SEC by SFBC.

         "Section 505(b)(2)" refers to a part of a new drug application filed with the FDA.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) mechanic's, materialmen's, landlord's and similar liens, (ii) liens for taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (iii) purchase money liens and liens securing rental payments under capital lease arrangements, and (iv) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SFBC Financial Statements" has the meaning contained in Section 5.7.

         "Shareholders" has the meaning contained in the third WHEREAS clause.

         "Specialty Branded Generics" has the meaning set forth in Section 2.4.5(b)(iii).

         "Subsidiary" means any corporation, limited liability company, partnership or entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the Common Stock or equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or similar persons or entities.

         "Surviving Corporation" shall have the meaning set forth in
Section 2.1 .

         "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, Real Property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         2.       Basic Transactions.
                  -------------------

                  2.1 The Merger. On and subject to the terms and conditions of this Agreement, CPF shall merge with and into SFBC Miami at the Effective Time. SFBC Miami shall be the corporation surviving the Merger (the "Surviving Corporation"). Following the Merger, the separate corporate existence of CPF


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

shall cease and SFBC Miami shall continue as the Surviving Corporation under the name "South Florida Kinetics, Inc." As a result of the Merger, SFBC Miami shall acquire substantially all of the assets and Liabilities of CPF existing as of the Effective Time, and in exchange therefor will pay to the Shareholders the Merger Consideration.

                  2.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of SFBC, 11190 Biscayne Boulevard, Miami, Florida 33181, commencing at 10:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties shall take at the Closing itself) or such place and other date as the Parties may mutually determine (the "Closing Date").

                  2.3 Actions at the Closing. At the Closing, (a) CPF and CPI shall deliver to SFBC and SFBC Miami the various certificates, instruments, and documents referred to in Section 6.1 below and the CPI Shareholders shall deliver their shares of Common Stock to SFBC Miami, (b) SFBC and SFBC Miami shall deliver to CPF the various certificates, instruments, and documents referred to in Section 6.2 below, (c) SFBC Miami and CPF shall file Articles of Merger with the Secretary of State of the State of Florida in the form attached hereto as Exhibit A (the "Merger Filing"), (d) SFBC Miami shall deliver (i) the C-Corp Consideration to the CPI Shareholders; (ii) the Initial Merger Consideration to the Shareholders and (iii) the Escrowed Merger Payment to the Escrow Agent as provided in Sections 2.4.4. At the Closing, CPF shall provide SFBC and SFBC Miami with a schedule of material assets owned by it and such documents as are referred to in Article 3 and as SFBC and SFBC Miami may reasonably request.

                  2.4 Effect of Merger.
                      ----------------

                           2.4.1    General. The Merger shall become effective
at the time (the "Effective Time")
SFBC Miami and CPF complete the Merger Filing or at such time as the Parties shall specify in the Merger Filing. The Merger shall have the effect set forth in the FBCA. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either SFBC Miami or CPF in order to carry out and effectuate the transactions contemplated by this Agreement.

                           2.4.2    Articles  of  Incorporation.  The
Articles of Incorporation of SFBC Miami in effect at and as of the Effective Time shall remain the Articles of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

                           2.4.3    Bylaws. The bylaws of SFBC Miami in effect
at and as of the Effective Time shall remain the bylaws of the Surviving Corporation without any modification or amendment in the Merger.

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                           2.4.4    Merger Consideration.
                                    --------------------

                           (a) The Merger Consideration shall consist of (i) $6,500,000 in cash and $6,500,000 in Common Stock of SFBC ("the Initial Merger Consideration"), payable at the Closing, (ii) $1,000,000 in cash and $1,000,000 in SFBC Common Stock to be held in escrow with Wachovia Bank, National Association (the "Escrow Agent") in accordance with an Escrow Agreement, contingent upon the satisfaction of the conditions described in and otherwise in accordance with Section 2.4.4(c) (the "Escrowed Merger Payment"), and (iii) up to $9,000,000 in contingent earn-out payments (the "Additional Merger Consideration") as further described in Section 2.4.5. In determining the number of shares of SFBC Common Stock to be issued as the result of the transactions provided by this Agreement, the value of the SFBC Common Stock to be issued shall be divided by the Average Share Price.

                           (b) Each issued and outstanding share of capital stock of CPF shall be entitled to share in the Merger Consideration on a pro rata basis, based upon the number of shares of CPF Common Stock owned as of the record date for the Merger.

                           (c) The Escrowed Merger Payment shall be held in separate escrow accounts for a period of up to three years following the Closing. On the six and 12-month anniversary dates of the Closing each year (the "Release Date") he , on a pro rata basis as provided in
         Section 2.4.4(b), shall receive his share of the portion of the Escrowed Merger Payment to be released from escrow. The amount to be released from escrow, subject to the prior sentence will be equal to
         (i) one sixth of $1,000,000 or $166,666 , and (ii) one sixth of the number of shares of SFBC Common Stock placed in escrow at the Closing. The Escrow Agreement will make appropriate adjustments to the cash and SFBC Common Stock so that the first payment to be released will be increased to avoid paying cents and fractional shares.

                           2.4.5    Additional Merger Consideration.

                           (a) SFBC Miami shall pay the Shareholders Additional Merger Consideration to the extent that Revenues for any of the three 12-month periods beginning on the first day of the calendar quarter beginning July 1, 2003 (the "Earn-Out Period") exceed the Revenues pursuant to the formula specified below:

                                    (i) Year 1--[*] times each dollar of
             Revenues above [*] up to [*], plus [*] times each dollar of Revenues above [*];



         * CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.


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                                    (ii) Year 2 - [*] times each dollar of
             Revenues above [*] up to [*], plus [*] of each dollar of Revenues above [*]; and

                                    (iii) Year 3 - [*] of each dollar of
             Revenues in excess of [*].

                           (b) For purposes of calculating the Additional Merger Consideration, the following terms shall have the meaning ascribed thereto:

                                    (i) "Revenues" shall mean any and all
             revenues:

                                            (A) Generated by SFBC Miami during
             the Earn-Out Period,including, without limitation, revenues attributable to [*][*][*]
              [*]
              [*]
              [*]
              [*]
              [*]
              [*]
              [*]
                                            (B) [*][*][*][*][*][*][*][*]; and

                                            (C) From such other sources as the
             Parties shall mutually agree.


                                    (ii) For purposes of calculating the
             Additional Merger Consideration, the phrase [*][*][*][*][*][*][*]
                                    [*]
                                    [*]
                                    [*]
                                    [*]
                                    [*]
                                    [*]
                                    [*]
                                    [*]
                                    [*]
                                    [*]
                                    [*]
                                    [*]

              * CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                    (iii) "Specialty Branded Generics" shall
             mean single or combination oral, topical and other specialty dose forms that require non-traditional bioavailability, bioequivalency, pharmacodynamic, safety and/or clinical studies to establish Abbreviated New Drug Applications or Section 505(b)(2) Submissions including, without limitation, equivalent products, IR to SR Conversions, new dose forms, DESI to NDA Submissions, new dose strengths, and new dose combinations.


                           (c) The Additional Merger Consideration will be paid 50% in cash and 50% in SFBC Common Stock with the number of shares calculated as provided in Sections 2.4.4(a) and 2.45(a) and (b). These payments shall be made upon the earlier of (i) the time that SFBC files its Form 10-Q with the Securities and Exchange Commission ("SEC") or
         (ii) 45 days following the completion of the applicable 12-month period.

                           (d) The maximum amount of Additional Merger
         Consideration to be paid in any 12-month period shall be limited to [*], subject to a total limit of $9,000,000.

                           (e) The Parties agree that the Additional Merger Consideration provided for in this Section 2.4.5 shall be paid so as to
         (i) preserve the economics and tax structure of the Merger and (ii) provide for direct payments to the Shareholders.

                           2.4.6    Acquisition of CPI.

                  At the Closing, SFBC Miami shall acquire all of the outstanding Common Stock of CPI from the CPI Shareholders (the "CPI Transaction") in exchange for $750,000 of SFBC Common Stock (the "C-Corp Consideration").

                           2.4.7    Fractional  Shares.  No  fraction  of a
share of SFBC Common Stock shall be issued. Each holder of CPF and CPI Common Stock who would otherwise be entitled to a fraction of a share shall receive from SFBC an amount of money (rounded to the nearest whole cent) equal to the product of (a) such fraction multiplied by (b) the applicable Average Share Price.

                           2.4.8    Adjustments.  In the  event of any
reclassification, recapitalization, stock split, stock dividend (including any dividend or distribution of securities convertible into SFBC Common Stock) or subdivision with respect to SFBC Common Stock, or any change or conversion of SFBC Common Stock into other securities, (or if a record date with respect to any of the foregoing should occur), prior to the Effective Time or another period in which Average Share Price is calculated, appropriate and proportionate adjustments shall be made to the number of shares of SFBC Common Stock issued in accordance with this Agreement.



* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                  2.5 Procedure for Exchange of Common Stock. At the Closing, the Shareholders and the CPI Shareholders shall deliver to SFBC Miami certificates for their shares of CPF and CPI Common Stock respectively, endorsed in blank in exchange for the Merger Consideration and the C-Corp Consideration.

                  2.6 Closing of Transfer Records. From and after the Closing, the transfer books of CPF and CPI shall be closed, and no transfer of CPF or CPI Common Stock or instruments convertible into or exchangeable for CPF or CPI Common Stock shall occur thereafter.


         3. REPRESENTATIONS AND WARRANTIES OF CPF AND CPI. CPF and/or CPI, as applicable from the context, joined in by Lasseter, Shamblen and Dilzer, represent and warrant to SFBC and SFBC Miami that the statements contained in this Article 3 are correct and complete as of the date of this Agreement, and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3).

                  3.1 Organization, Qualification, and Power. Each of CPF and CPI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Each of CPF and CPI is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on CPF or CPI, as the case may be, or on the ability of CPF and CPI to consummate the transactions. CPF and CPI are qualified to do business in those jurisdictions listed on Schedule 3.1. Each of CPF and CPI has full power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by them. Each of CPF and CPI has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. CPF and CPI have delivered to SFBC and SFBC Miami a true and correct copy of their articles of incorporation, and bylaws, each as amended. Neither CPF nor CPI has any Subsidiaries. Neither CPF nor CPI is in default under or in violation of any of the provisions of its articles of incorporation or bylaws, each as amended. The minute books (containing the records of meetings of the shareholders, board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each CPF and CPI are correct and complete.

                  3.2 Capitalization. The entire authorized capital stock of CPF consists of 50 shares of Common Stock, of which 50 shares are issued and outstanding. The entire authorized capital stock of CPI consists of 50 shares of Common Stock of which 30 shares are issued and outstanding. All of the issued and outstanding shares of CPF Common Stock and CPI Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable and are free and clear of any Security Interests, and are not subject to preemptive rights or rights of first refusal created by statute, the articles of incorporation or bylaws, each as amended, of CPF or CPI or any agreement to which CPF or CPI is a party or by which either is bound. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of CPF or CPI, or otherwise obligating CPF or CPI to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. There are no outstanding or authorized performance units, stock appreciation, phantom stock, profit participation, or similar rights with respect to CPF and CPI. There are no voting trusts or proxies relating to the capital stock of CPF or CPI between or among any of the shareholders of each corporation, except that each of the Shareholders by his signature to this Agreement has voted his shares of Common Stock in favor of the Merger and the CPI Shareholders agree to exchange their shares of CPI Common Stock for the C-Corp Consideration. All outstanding shares of CPF and CPI Common Stock were issued in compliance with all applicable federal and state securities laws.

                  3.3 Authorization of Transaction. On or prior to the date of this Agreement, the board of directors of CPF has declared the Merger advisable and in the best interest of its shareholders and has approved the execution and delivery of this Agreement in accordance with Florida law. The execution and delivery by CPF and CPI of this Agreement and the consummation by CPF and CPI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CPF and CPI subject to the filing of the Articles of Merger pursuant to the FBCA. Upon execution and delivery, this Agreement shall constitute the valid and binding obligation of CPF and CPI enforceable against each in accordance with its terms.

                  3.4 Noncontravention. Except as set forth in Schedule 3.4, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, shall (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any, federal, state and foreign court, commission, governmental body, regulatory or administrative agency, authority or tribunal (each a "Governmental Entity") to which either of CPF or CPI is subject or any provision of the articles of incorporation or bylaws of either of CPF or CPI or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, mortgage, note, lease, license, instrument or other arrangement to which either CPF or CPI is a party or by which either is bound or to which any of either's assets is subject (or result in the imposition of any Security Interest upon any of either's assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect on CPF or CPI or the ability of CPF or CPI to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the FBCA, neither of CPF nor CPI need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order for CPF and CPI to consummate the transactions contemplated by this Agreement.

                  3.5 Title to Assets. Each of CPF and CPI are the sole record and beneficial owner of all the assets including the Real Property reflected on their financial statements previously delivered to SFBC and SFBC Miami, as such assets have changed in the Ordinary Course of Business, and used by them in the Ordinary Course of Business, free and clear of all Security Interests. In particular, without limiting the generality of the foregoing, there has been no assignment, subletting or granting of any license or in respect of CPF's and CPI's assets or any granting of any agreement or right capable of becoming an agreement or right for the purchase of any such assets other than pursuant to the provisions of this Agreement.

                  3.6 Financial Statements. Except as disclosed in Schedule 3.6, the financial statements of CPF and CPI (including the related notes and schedules) for the year ended December 31, 2002, and any interim period which have been delivered to SFBC and SFBC Miami (the "Financial Statements") have been prepared in accordance with GAAP (except in the case of the interim period financial statements which may lack footnotes and other presentation items) applied on a consistent basis throughout the periods covered thereby, and fairly present the financial condition of CPF and CPI as of the indicated dates and the results of operations of CPF and CPI for the indicated periods (subject, in the case of unaudited statements, to normal and recurring year-end adjustments), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates and are consistent with the books and records of CPF and CPI. Except as set forth in the latest interim Financial Statements delivered to SFBC and SFBC Miami, CPF and CPI have no liabilities or obligations (whether accrued, absolute, contingent or otherwise) (i) of a nature required to be disclosed on a balance sheet or in the related notes to Financial Statements prepared in accordance with GAAP or (ii) which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on CPF or CPI. The Financial Statements do not contain any untrue statements of material facts or omit to state any material facts required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                  3.7 Compliance with Laws.

                           (a) CPF and CPI are, to their Knowledge, in
                  compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees (including, but not limited to those applicable to pharmaceutical testing as presently conducted by CPF ) of any Governmental Entity applicable to each of their properties or other assets or their business or operations including the FDA and DEA (collectively, "Legal Provisions"), except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect on CPF or CPI. CPF and CPI have in effect all approvals, including all authorizations, certificates, filings, franchises, licenses, notices, permits easements, variances, exceptions, consents, certificates, approvals, authorizations, orders and rights of or with all Governmental Entities, including, as to CPF, all authorizations from the FDA and DEA, and as to each of CPF and CPI under Environmental Health and Safety Requirements (collectively, "Permits"), necessary for each to own, lease or operate their properties and assets and to carry on their business and operations as presently conducted, except for failures to have in effect such Permits that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect on CPF and CPI. There has occurred no default under, or violation of, any such

                  Permit, except individually or in the aggregate as has not had and could not reasonably be expected to have a Material Adverse Effect on CPF and CPI. The Merger, in and of itself, would not cause the revocation or cancellation of any such Permit that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on CPF or CPI.

                           (b) No action, demand, inquiry or investigation by
                  any Governmental Entity and no suit, action or proceeding by any other Person, in each case with respect to CPF or CPI or any of their properties or other assets under any Legal Provisions is pending or, to the Knowledge of CPF or CPI threatened, other than, in each case, those in which the outcome individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect on CPF or CPI.

                           (c) CPF has not used the services of any Person
                  debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. Section 335 a; Neither CPF nor any of its officers or employees nor, to the Knowledge of CPF, their agents or Affiliates, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335 a (a) or authorized by 21 U.S.C. Section 335 a (b).

                           (d) To the Knowledge of CPF, neither CPF, nor any of
                  its officers, employees, agents or Affiliates have made an untrue statement of material fact or fraudulent statement to the FDA or the DEA, failed to disclose a material fact required to be disclosed to the FDA or the DEA, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Regulation 46191 (September 10, 1991).

                           (e) CPF has made available to SFBC and SFBC Miami
                  copies of any and all notice of inspectional observations (FD
                  483s), establishment inspection reports, warning letters and any other documents received from or issued by the FDA or the DEA within the last three years that indicate or suggest lack of compliance with the FDA or the DEA regulatory requirements by CPF, or Persons performing services for the benefit of CPF with respect to services or products provided to CPF.

                           (f) Neither CPF nor CPI has received any written
                  notice that the FDA, the DEA, or the United States Department of Justice has commenced or threatened to initiate (i) any action against CPF or CPI, (ii) any action to enjoin testing or research at any facility owned or used by CPF or CPI or
                  (iii) any civil penalty, injunction, seizure or criminal action against either.

                           (g) As to each drug tested by CPF, it provides its
                  test sponsors, where required, with the certification described in 21 U.S.C. Section 335a (k)(1) and (k)(2) and such certification was in each case true and accurate when made.

                           (h) All clinical trials CPF has conducted or has had
                  conducted for it by third parties, to the Knowledge of CPF, complied in all material respects with the requirements of Good Clinical Practice, Informed Consent, and all requirements relating to protection of human subjects, found in 21 C.F.R. Sections 50, 54 and 56 and that all non clinical laboratory testing complies with the requirements of 21 C.F.R. Section 58.

                  3.8 Certain Business Relationships With CPF. Except as disclosed on Schedule 3.8, none of the Shareholders nor any of their family members including spouses and children have, Directly or Indirectly, been involved in any business arrangement or conducted any business with CPF or CPI since the beginning of their most recently completed fiscal year, and none of the Shareholders nor any of such family members own any assets, tangible or intangible, which are used in the business of CPF or CPI.

                  3.9 Absence of Questionable Payments. If the Foreign Corrupt Practices Act, as amended, were applicable to the business of CPF, since January 1, 2001 neither CPF nor any of its officers, directors, employees or agents have, Directly or Indirectly, made any payments of the kind which are prohibited by such Act.

                  3.10 Employment Matters.

                           (a) At the Closing, CPF shall deliver to SFBC and
                  SFBC Miami a complete list of the employees, together with their titles, service dates and material terms of employment including current wages, salaries or hourly rate of pay, benefits, vacation entitlement, commissions and bonus (whether monetary or otherwise) or other material compensation paid since January 1, 2003 payable to each such employee. As of the Closing Date, CPF shall have no Liability to any employees for any employee benefits including, but not limited to, vacation leave, sick leave and personal leave. Except as disclosed at the Closing to SFBC and SFBC Miami, no employee is on short-term or long-term disability leave, family leave or military leave.

                           (b) There are no employment agreements which are not
                  terminable, nor would CPF, upon termination of any employee have any Liability to pay such employee any severance or other compensation except for services actually rendered through the date of termination.

                           (c) No person has alleged that CPF has committed any
                  act involving: (i) sexual misconduct or harassment in violation of Title VII of the Civil Rights Act of 1964 or amounting to an invasion of privacy under Florida law or (ii) discrimination in violation of the United States and/or Florida Constitutions or legislation.

                  3.11 Americans With Disabilities Act. CPF and CPI and all of the Real Property do not have to comply with the Americans With Disabilities Act of 1990, as amended ("ADA"), because there has not been any alteration (as such term is defined in Section 36.402 of the regulations promulgated under the ADA) to the Real Property since January 26, 1992, nor has CPF or CPI designed and constructed any or all of the Real Property for first occupancy after January 26, 1993. There are no actions, suits, proceedings, hearings, investigations, inquiries, charges, complaints, demands, or notices that have been filed or commenced against CPF, CPI or any of the Real Property alleging any failure to so comply, and to the Knowledge of CPF and CPI none of the foregoing have been threatened nor have any Claims relating to the ADA been asserted.

                  3.12 Employees. To the Knowledge of CPF, no executive, key employee, or group of employees has any plans to terminate employment with CPF except as contemplated by this Agreement. CPF is not a party to or bound by nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. CPF has not committed any unfair labor practice. CPF has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of CPF. CPI has no employees.

                  3.13 Employee Benefit Plans.

                           3.13.1 Schedule 3.13 lists each Employee Benefit Plan
                  that CPF maintains, to which CPF contributes or has any obligation to contribute, or with respect to which CPF has any Liability or potential Liability.

                           (a) Since January 1, 1993 there has been a Defined
                  Benefit Plan which was adopted by Clinical Pharmacology of Florida, Inc. at its inception. Said plan is maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, the Regulations and other applicable laws. This plan is referred to as the Clinical Pharmacology Associates Employees' Retirement Plan.

                           (b) All required reports and descriptions (including
                  annual reports (IRS Form 5500), summary annual reports, participant notice and election forms and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA, the Code and the Regulations with respect to said Employee Benefit Plan.

                           (c) All contributions which are due have been made
                  within the time period prescribed by ERISA, the Code and the Regulations to said Employee Benefit Plan which is an Employee Pension Benefit Plan. It is anticipated that the Employee Benefit Plan will be terminated by CPF as of September 30, 2003.

                           (d) Each such Employee Benefit Plan which is intended
                  to meet the requirements of a "qualified plan" under Code
                  Section 401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

                           (e) The market value of assets under said Employee
                  Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and non-vested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination. Since Internal Revenue Service approval is necessary for termination of the plan the exact value required is not known at this time but it is believed that the value will be sufficient or the HCE members (Lasseter and Shamblen) will reduce their benefit to assure that said value is sufficient.

                           (f) CPF has delivered to SFBC and SFBC Miami correct
                  and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

                           3.13.2 With respect to each Employee Benefit Plan
                  that CPF, and any ERISA Affiliate maintains, or to which it contributes, ever has contributed or has any obligation to contribute, or with respect to which it any Liability or potential Liability:

                           (a) There have been no Prohibited Transactions with
                  respect to any such Employee Benefit Plan. No fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of CPF-threatened. CPF has no Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                           3.13.3 None of CPF, and any ERISA Affiliate
                  contributes to, has any obligation to contribute to, or has any Liability (including withdrawal liability as defined in ERISA Section 4201) under or with respect to any Multi-Employer Plan.

                  3.14 Tangible Assets. CPF owns or leases all fixtures, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. CPI owns the good, marketable and insurable title to the Real Property upon which CPF conducts its business. To the Knowledge of CPF and CPI , each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and is free and clear of any and all Security Interests except as provided on
         Schedule 3.14.

                  3.15 Tax Matters.

                           3.15.1 Each of CPF and CPI has filed all Tax Returns
                  that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by CPF and CPI (whether or not shown on any Tax Return) have been paid. Neither CPF nor CPI currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where either of CPF and CPI does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of either of CPF or CPI that arose in connection with any failure (or alleged failure) to pay any Tax.

                           3.15.2 Each of CPF and CPI has withheld and paid all
                  Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

                           3.15.3 Neither CPF nor CPI expects any authority to
                  assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of either of CPF or CPI either
                  (a) claimed or raised by any authority in writing or (b) as to which either of CPF or CPI has Knowledge based upon personal contact with any agent of such authority. Schedule 3.15.3 lists all Tax Returns filed with respect to CPF and CPI for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. CPF and CPI have delivered to SFBC and SFBC Miami correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of CPF or CPA since December 31, 2000.

                           3.15.4 Neither CPF nor CPI has waived any statute of
                  limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           3.15.5 The unpaid Taxes of CPF and CPI (a) did not,
                  as of December 31, 2002, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the December 31, 2002, audited balance sheets (rather than in any notes thereto) delivered to SFBC and SFBC Miami and (b) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of CPF and CPI in filing their Tax Returns.

                           3.15.6 Neither of CPF nor CPI has filed a consent
                  under Code Section 341(f) concerning collapsible corporations. Neither of CPF nor CPI has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Neither CPF nor CPI has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of CPF and CPI has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither CPF nor CPI is a party to any Tax allocation or sharing agreement. Neither CPF nor CPI has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was CPF) or has any Liability for the Taxes of any Person (other than CPF or CPI) under Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                           3.15.7 At the Closing, CPF and CPI shall disclose the
                  following information with respect to each of CPF and CPI or, as of the most recent practicable date (a) the basis of CPF and CPI in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to CPF or CPI and (c) the amount of any deferred gain or loss allocable to CPF or CPI arising out of any Deferred Intercompany Transaction.

                  3.16 Real Property. Schedule 3.16 lists and describes briefly all Real Property (including the land, buildings and improvements thereon) that either of CPF or CPI owns. With respect to each such parcel of leased or owned Real Property:

                           3.16.1 CPI has good marketable and insurable title to
                  the parcel of Real Property, free and clear of any Security Interests, easements, covenants, liens, encumbrances, mortgages or other restrictions, except for installments of special assessments not yet delinquent and Permitted Title Exceptions ;

                           3.16.2 There are no pending or, to the Knowledge of
                  CPI, threatened, condemnation proceedings, lawsuits, or administrative actions relating to the Real Property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                           3.16.3 The legal description for the parcel contained
                  in the deed thereof describes such parcel fully and adequately, including the land, buildings and improvements thereon are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties, land, buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or zone or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained, or which would impede repairs or reconstruction of the improvements in the event of a casualty of the improvements on the Real Property;

                           3.16.4 All facilities have received all approvals of
                  Governmental Entities and Permits required in connection with the ownership or operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations;

                           3.16.5 There are no leases, subleases, licenses,
                  concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of Real Property;

                           3.16.6 There are no outstanding options or rights of
                  first refusal to purchase the parcel of Real Property, or any portion thereof or interest therein;

                           3.16.7 There are no parties (other than CPF and CPI)
                  in possession of the parcel of Real Property;

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

                           3.16.8 All facilities located on the parcel of Real
                  Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, heat, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of Real Property;

                           3.16.9 Except as disclosed in Schedule 3.16.9, each
                  parcel of Real Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the Real Property, and access to the Real Property is provided by paved public right-of-way with adequate curb cuts available; and

                           3.16.10 Except as disclosed in Schedule 3.16.10,
                  there are no repairs necessary to the Real Property and any improvements thereon or the machinery in excess of an aggregate of $10,000 in order to permit CPF to operate its business in the same manner (including the same degree of efficiency) and at the same cost as it has since the beginning of its most recently completed fiscal year.

                  3.17 Environmental, Health, and Safety Matters.

                           3.17.1 Each of CPF and CPI, and their respective
                  predecessors and Affiliates, has complied and is in compliance with all Environmental, Health, and Safety Requirements.

                           3.17.2 Without limiting the generality of the
                  foregoing, each of CPF and CPI, and their respective Affiliates has obtained and complied with, and is in compliance with, all Permits, that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of their facilities and the operation of their business; a list of all such Permits, is set forth on the attached Schedule 3.17.2.

                           3.17.3 Neither CPF nor CPI, nor their respective
                  predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                           3.17.4 None of the following exists at any Real
                  Property or facility leased or owned or operated by CPF or
                  CPI: (a) underground storage tanks, (b) asbestos-containing material in any form or condition, (c) materials or equipment containing polychlorinated biphenyls, or (d) landfills, surface impoundments, or disposal areas.

                           3.17.5 Neither CPF nor CPI, nor their respective
                  predecessors or Affiliates or any other Party has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, Hazardous Materials, or leased, owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental, Health, and Safety Requirements.

                           3.17.6 Neither this Agreement nor the consummation of
                  the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                           3.17.7 Neither CPF nor CPI has, either expressly or
                  by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                           3.17.8 There areno facts, events or conditions
                  relating to the past or present leased or owned facilities, properties or operations including the Real Property of CPF or CPI that will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases including releases by third parties that have migrated onto the Real Property or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage that have accrued at any time.

                           3.17.9 That there are no violations or any
                  Environmental, Health and Safety Requirements past or present with respect to the Real Property. Any of the following individually or in any combination shall be a violation of the representations being made herein that there are no violations of the Environmental, Health and Safety Requirements as follows:

                                    (a) The release, presence or discharge in,
                           on, under or about the Real Property or other owned or leased facilities or from the transportation or disposal of any Hazardous Materials to or from the Real Property by anyone, including agents, predecessors in title, employees, licensees, invitees or any other parties; or

                                    (b) the Real Property's failure to comply
                           with any Environmental, Health and Safety
                           Requirements;

                                    (c) That the Real Property and the ground
                           under it is contaminated with Hazardous Materials or otherwise contain substances or materials that violate the Environmental, Health and Safety Requirements.

                                    (d) That the Real Property has been used or
                           is currently used for the generation, transportation, treatment, storage or disposal of Hazardous Materials;

                                    (e) that the Real Property contains any
                           conditions that could result in the recovery by any governmental or private party of remedial or removal costs, natural resource damages, property damages, damages for personal injuries or other costs, expenses or damages or that could result in injunctive relief of any kind arising from any alleged injury or threat of injury;

                                    (f) that any part of the Real Property has
                           been used in connection with any Hazardous Materials;

                                    (g) that there have been releases of
                           Hazardous Materials and/or that a threat of such release exists;

                                    (h) that there is use, generation, storage,
                           release or other disposal of Hazardous Materials on the Real Property by anyone including migration from adjacent Properties including any agents, contractors, employees, invitees or by any prior owner of the Real Property or any other party; or

                                    (i) that there are Hazardous Materials
                           spills or contaminants affecting the surface or subsurface of the Real Property or any property adjoining or abutting the Real Property resulting from the presence of any Hazardous Materials on the Real Property.

                                    (j) notwithstanding anything to the contrary
                           in this Section 3.17.9 the parties agree and understand that in full compliance with all Environmental, Health and Safety Requirements substances and materials, including Hazardous Materials, necessary for the CPF operations have been stored on or used on the Real Property in the ordinary course of CPF's business.

                  3.18 Other Disclosures. Schedule 3.18 is a true and correct list: (a) relating to indebtedness for money borrowed by CPF excluding trade credit or payables arising in the Ordinary Course of Business,
         (b) creating any guarantee arrangement or other agreement to be liable for the obligations of a Person other than CPF, (c) providing for payment or the receipt of payment or the sale of purchase or exchange of goods or services worth in excess of $50,000, (d) reflecting any agreements with brokers or others relating to rights to sell, or receive commissions or compensation from, the sale of CPF's services, or (e) containing any provisions or covenant materially limiting the ability of CPF or any other Person, to engage in business or compete with or to obtain products or services from any Person or materially limiting the ability of any Person to provide products or services to CPF.

                  3.19 Undisclosed Liabilities. Neither CPF nor CPI has any obligations or Liabilities (contingent or otherwise), except obligations and Liabilities (a) that are fully accrued or provided for in all material respects in the balance sheets of CPF and CPI as of December 31, 2002 in accordance with GAAP, (b) that were incurred after December 31, 2002 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), or (c) that either individually or in the aggregate would not have a Material Adverse Effect on CPF or CPI.

                  3.20 Litigation. Except as set forth on Schedule 3.20, neither CPF nor CPI is (a) subject to any outstanding inquiry, investigation, injunction, judgment, order, decree, ruling, or charge or (b) a party to or, to the Knowledge of CPF or CPI, threatened to be made a party to, any action, suit, proceeding, or hearing, inquiry or investigation of, in, or before any Government Entity.

                  3.21 Guaranties. Neither CPF nor CPI is a guarantor or is otherwise liable for any Liability or obligation (including indebtedness) to any other Person.

                  3.22 Events Subsequent to December 31, 2002. Since December 31, 2002, there has not been any change or event which had or could have a Material Adverse Effect on CPF or CPI. Without limiting the generality of the foregoing, since that date:

                           (a) Neither CPF nor CPI has sold, leased,
                  transferred, or assigned any of its assets including the Real Property, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                           (b) Neither CPF nor CPI has entered into any
                  agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

                           (c) No party (including CPF or CPI) has accelerated,
                  terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which either CPF or CPI is a party or by which any of them is bound, and no Client of CPF has communicated to CPF that there may be a dispute relating to the performance of a clinical trial by CPF or has requested or suggested that any amount paid or payable to CPF involving $50,000 or more be refunded or reduced;

                           (d) Neither CPF nor CPI has imposed any Security
                  Interest upon any of its assets including the Real Property, tangible or intangible;

                           (e) Neither CPF nor CPI has made or committed to make
                  any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

                           (f) Neither CPF nor CPI has made any capital
                  investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

                           (g) Neither CPF nor CPI has issued any note, bond, or
                  other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $50,000 in the aggregate;

                           (h) Neither CPF nor CPI has delayed or postponed the
                  payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                           (i) Neither CPF nor CPI has cancelled, compromised,
                  waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

                           (j) Neither CPF nor CPI has granted any license or
                  sublicense of any rights under or with respect to any Intellectual Property;

                           (k) There has been no change made or authorized in
                  the articles of incorporation or bylaws of either CPF or CPI;

                           (l) Neither CPF nor CPI has issued, sold, or
                  otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                           (m) Neither CPF nor CPI has declared, set aside, or
                  paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock which would conflict with the minimum Actual Working Capital provided by Section 8.4;

                           (n) Neither CPF nor CPI has experienced any damage,
                  destruction, or loss (whether or not covered by insurance) to its property;

                           (o) Neither CPF nor CPI has made any loan to, or
                  entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (p) Neither CPF nor CPI has entered into any
                  employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                           (q) Neither CPF nor CPI has granted any increase in
                  the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (r) Neither CPF nor CPI has adopted, amended,
                  modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                           (s) Neither CPF nor CPI has made any other change in
                  employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (t) Neither CPF nor CPI has made or pledged to make
                  any charitable or other capital contribution outside the Ordinary Course of Business;


                           (u) There has not been any other material occurrence,
                  involving CPF or CPI event, incident, action, failure to act, or transaction outside the Ordinary Course of Business ; and

                           (v) Neither CPF nor CPI has committed to any of the
                  foregoing.

                  3.23 Major Clients. At the Closing, CPF will deliver to SFBC and SFBC Miami a comprehensive listing of each Client of CPF to which CPF billed (or from which it received) in excess of $50,000 in the aggregate during the year ended December 31, 2002 or in excess of $25,000 in the aggregate for the six months ended June 30, 2003, together with, in each case, the amounts billable or paid. To the Knowledge of CPF, none of these Clients has any intention to: (a) reduce the amount of business it does with CPF, (b) change its relationship with CPF, or (c) change the terms upon which it conducts business with CPF, whether as the result of the transaction contemplated by this Agreement or otherwise.

                  3.24 Brokers' Fees. Except with respect to payments to be made by the Shareholders and the CPI Shareholders to W.R. Hough & Co. from the Merger Consideration received by them, neither CPF, CPI, nor any of the Shareholders or the CPI Shareholders have any other liability or obligation to pay any fees or commissions to any other broker, finder, or agent with respect to the transactions contemplated by this Agreement. SFBC and SFBC Miami shall have no liability or obligation with respect to W.R. Hough & Co. whatsoever.

                  3.25 Intellectual Property.

                           (a) Schedule 3.25 is a correct and complete list of
                  all (i) Intellectual Property material to the business of CPF, including the status of all patents, patent applications and registered Intellectual Property (ii) trade, corporate and fictitious names used by CPF, (iii) computer software and databases created or used by CPF (other than mass marketed software with a license fee of less than $5,000), (iv) material unregistered trademarks and copyrights owned or presently used by CPF and (v) licenses and other rights granted by or to CPF, in each case with respect to Intellectual Property.

                           (b) CPF owns all right, title and interest in and to,
                  or has a valid and enforceable license to use, all Intellectual Property necessary for the operation of the business as currently conducted and as currently proposed to be conducted free and clear of any liens or adverse claims.

                           (c) To the Knowledge of CPF and CPI, no claim by any
                  third party contesting the validly, enforceability, and ownership, or use of any of the Intellectual Property owned or used by CPF or claiming that the activities of CPF in connection with the Intellectual Property constitutes unfair competition has been made, is currently outstanding or is threatened and there are no grounds for the same.

                           (d) CPF is not a party to any agreement or
                  understanding with respect to any Intellectual Property.

                           (e) Neither CPF nor any of its officers or employees
                  are parties to any agreement restricting the ability of CPF, such officers and/or such employees from engaging in any business or competing with any third parties.

                           (f) The loss or expiration of any individual
                  Intellectual Property right or related group of Intellectual Property rights owned or used by CPF would not have a Material Adverse Effect on CPF, and no such loss or expiration is pending or reasonably foreseeable, or to CPF's Knowledge, threatened.

                           (g) CPF has not received any written notice of, nor
                  to the Knowledge of CPF are there any facts that indicate any likelihood of any infringement or misappropriation by, or conflict with, and any third party with respect to the Intellectual Property owned or used by CPF.

                           (h) To the Knowledge of CPF, CPF has not infringed,
                  misappropriated or otherwise conflicted with any Intellectual Property of any third party, and to the Knowledge of CPF, there is not any infringement, misappropriation or conflict which will occur as a result of the continued operation of the business as currently conducted or as currently proposed to be conducted.

                           (i) Except as disclosed in Schedule 3.25, no person
                  other than CPF owns or has any proprietary, financial or other interest, Directly or Indirectly, in whole or in part, in any Intellectual Property that is owned by or licensed to CPF.

                           (j) Except as disclosed on Schedule 3.25, CPF is not
                  required to pay any royalty, license fee or similar compensation with respect to the Intellectual Property that is owned or licensed to CPF in connection with the current or prior conduct of the business.

                  3.26 Condition of Assets. The fixed assets and Real Property of CPF and CPI are free from defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), have been properly and regularly maintained and are suitable for the purposes for which they are presently used.

                  3.27 Collectibility of Accounts Receivable. The accounts receivable of CPF will be collected in the aggregate recorded amounts reflected in the financial statements of CPF for the period ended June 30, 2003, and are not subject to any defense, deduction, reduction, counterclaim or setoff. There are no agreements or other understandings, whether oral or in writing, with respect to the write-down, write-off or deferral of any accounts receivable.

                  3.28 No Third Party Option. There are no existing agreements, options, commitments or rights with or to any Person to acquire any of the assets of CPF or CPI or any interest therein.

                  3.29 Restrictive Covenants. Neither CPF nor any of the Shareholders are a party to or bound or affected by any commitment, contract or document containing any covenant expressly limiting the freedom of CPF or any of the Shareholders to compete in any line of business, acquire goods or services from any supplier, sell goods or services to any Client or potential client, or transfer or move any of its operations. CPF is not a party to or bound or affected by any commitment, contract or document containing any covenant which materially or adversely affects its business practices, operations or financial condition or the continued operation of its business after the Closing as presently carried out.

                  3.30 Insurance. CPF and CPI maintain such policies of insurance, issued by responsible insurers licensed to do business in Florida, as are appropriate to operations, property and assets, in such amounts and again such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets. All such policies of insurance are in full force and effect. Neither CPF nor CPI is in default, as to the payment of premiums or otherwise, under the terms of any such policy. Schedule 3.30 sets forth a complete list of all policies of insurance which CPF and CPI maintain and the particulars of such policies, including the name of the insurer, the risk insured against, the amount of coverage and the amount of any deductible and a summary of all claims under each such policy for the past two years. No coverage provided in such policies of insurance shall be diminished, lost or otherwise adversely affected as a result of the change of control of CPF and CPI at the Closing.

                  3.31 Ancillary Corporations. To the Knowledge of CPF and CPI, neither Clinical Pharmacology Associates, Inc., South Florida Drug Research Corporation, Inc., nor Coastal Sales and Charters, Inc. have within the past seven years been a party to any litigation, arbitration, or bankruptcy proceeding, whatsoever.

                  3.32 No Reliance on Raymond James & Associates, Inc. CPF, CPI and the Shareholders acknowledge and agree that Raymond James & Associates, Inc., either on its own behalf or on behalf of SFBC and SFBC Miami, has not made and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guarantees of any kind or character whatsoever, whether express or implied, oral or written, of, as to concerning or with respect to the transaction. CPF, CPI and the Shareholders further acknowledge and agree that it has been given adequate opportunity and access to conduct its own due diligence, and are relying on their own investigation and due diligence, and the advice of their own experts in entering into this transaction.

                  3.33 Leases. The leases reflected in the attached Schedule
         3.33 list and describe any and all leases (the "Leases") whereby CPF and/or CPI are either tenant or landlord. With respect to the Leases, CPF and CPI hereby covenant as follows:

                           3.33.1. All of the Leases are either: (a) in writing,
                  and true and correct copies of which have been delivered to SFBC Miami or are (b) cancelable and may be terminated by the tenant or the landlord by providing 15 days prior written notice.

                           3.33.2. All of the Leases are in full force and
                  effect in accordance with the respective terms, without modifications or amendment, except as specified in this Agreement, and without any default, event of default, claim of default on the part of any party thereof, and no notice, written or oral, of termination or intent to terminate has been issued or received. The Leases do not contain any right of first refusal or similar right or option to purchase the Leased property.

                           3.33.3 There are no leases, tenancies, contracts,
                  license agreements, or other occupancies binding on CPI or CPF.

                           3.33.4 Except as specified in the Leases, there are
                  no prepaid rentals, rent concessions or security deposits under any of the Leases.

                           3.33.5 No written or oral undertakings, inducements,
                  representations, warranties, agreements, contracts, or understandings, have been made, given, or entered into by any party to the Leases which are not reflected in the Leases, and no party to the Leases have any rights respecting the Leases other than as set forth in the Leases.

                           3.33.6 The appropriate party under the Leases have
                  completed in all respects and paid for in full all improvements, alterations, installations, decorations or repairs required to be performed by such party pursuant to the Leases, and all such work has been accepted by the other party.

                           3.33.7 Neither the Leases nor the rents or other
                  amounts payable thereunder have been assigned, pledged or encumbered by CPI or CPF.

                           3.33.8 There are no brokerage or leasing commissions
                  or other finders or agents fees payable or potentially payable in connection with any of the Leases or any amendments or renewals thereof or increases or other changes in space with respect thereto.

                           3.33.9 CPI or CPF shall not suffer or permit any
                  default to exist or occur under the terms of the Leases or modify, extend, or otherwise amend any of the Leases.

                           3.33.10 Other than the Leases, there are no leases,
                  tenancies, or other possessory agreements binding CPI or CPF.

                  3.34 Disclosure. The representations and warranties contained in this Article 3 do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF SFBC AND SFBC MIAMI. SFBC and SFBC Miami represent and warrant to CPF and CPI that the statements contained in this
Article 4 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article 4):

                  4.1 Organization, Qualification, and Power. Each of SFBC and SFBC Miami is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of SFBC and SFBC Miami is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on SFBC or SFBC Miami. Each of SFBC and SFBC Miami has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. SFBC is the owner of all outstanding shares of capital stock or voting securities of SFBC Miami. Except as disclosed in the SFBC SEC Documents and Schedule 4.1, SFBC and SFBC Miami do not Directly or Indirectly own any Subsidiary.

                  4.2 Capitalization. The entire authorized capital stock of SFBC consists of 25,000,000 shares, of which 20,000,000 shares of Common Stock, par value $0.001, are authorized and 7,308,235 are issued and outstanding, and 5,000,000 shares of preferred stock are authorized, none of which are outstanding. The shares of SFBC Common Stock to be issued to the Shareholders and the CPI Shareholders pursuant to Article 2 of this Agreement shall have been duly authorized, and when issued, and delivered in accordance with this Agreement, shall be validly issued, fully paid and non-assessable, and not subject to any Security Interest except as otherwise specifically provided in this Agreement. All of the issued and outstanding shares of SFBC Common Stock have been duly authorized, provide the holder with one vote per share and are validly issued, fully paid, and nonassessable and are free and clear of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the certificate of incorporation or bylaws, each as amended, of SFBC or any agreement to which SFBC is a party or by which it is bound. Except as listed on Schedule 4.2, there are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities. To the knowledge of SFBC, there are no outstanding voting trusts, proxies, or other agreements or other understandings with respect to the voting of any capital stock of SFBC. Schedule 4.2 sets forth the outstanding options and SFBC warrants, or other outstanding or authorized purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require SFBC to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized performance units, stock appreciation, phantom stock, profit participation, or similar rights with respect to SFBC. There are no other options, warrants, calls, rights, commitments or agreements of any character to which SFBC is a party or by which it is bound obligating SFBC to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of SFBC or obligating SFBC to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

                  4.3 Authorization of Transaction. On or prior to the date of this Agreement, the board of directors of SFBC and SFBC Miami have each declared the Merger advisable and in the best interest of its shareholders and have each approved execution and delivery of this Agreement in accordance with applicable law. SFBC, as the sole stockholder of SFBC Miami, has approved this Agreement and the Merger and no approval of SFBC's shareholders is required. The execution and delivery by SFBC and SFBC Miami of this Agreement and the consummation by SFBC and SFBC Miami of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SFBC and SFBC Miami, subject to the filing of the Articles of Merger pursuant to the FBCA. Upon execution and delivery of this Agreement by SFBC and SFBC Miami, it shall constitute the valid and binding obligation of each of SFBC and SFBC Miami enforceable against each of them in accordance with its terms..

                  4.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, shall (a) violate or conflict with the articles or certificate of incorporation or bylaws, each as amended, of SFBC or SFBC Miami, (b) violate any provision of law or any order or judgment of any Governmental Entity, specifically applicable to SFBC or SFBC Miami, (c) violate or result in a breach of or (with due notice or lapse of time or both) a default under any contract, loan agreement, mortgage, lease, security agreement, indenture, or other agreement or instrument to which either of SFBC or SFBC Miami is a party or by which they are bound or to which any of their respective assets are subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect on the ability of SFBC or SFBC Miami to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the FBCA, and the Exchange Act, neither of SFBC nor SFBC Miami need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement.

                  4.5. Absence of Undisclosed Liabilities. Except as disclosed on Schedule 4.5, since the date of the last financial statements of SFBC contained in a Form 10-Q filed with the SEC, neither SFBC nor SFBC Miami has incurred any Liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except:

                           (a) Liabilities, obligations or contingencies which
                  were incurred after June 30, 2003 and were incurred in the Ordinary Course of Business and consistent with past practices;

                           (b) Liabilities, obligations or contingencies which
                  (i) would not, in the aggregate, have a Material Adverse Effect on SFBC or SFBC Miami, or (ii) have been discharged or paid in full prior to the date hereof; and

                           (c) Liabilities and obligations which are of a nature
                  not required to be reflected in the financial statements of SFBC prepared in accordance with GAAP consistently applied and which were incurred in the Ordinary Course of Business.

                  4.6 Filings with the SEC. SFBC has made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act. All documents required to be filed as exhibits to the SFBC SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither SFBC nor any of its Subsidiaries is in material default with respect to such contracts. Each of the SFBC SEC Documents has complied in all material respects with the Securities Act and the Exchange Act in effect as of their respective dates. None of the SFBC SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  4.7 Trailing 12 Month Revenues. The trailing 12 month Revenues for SFBC Miami as of March 31, 2003 are approximately $21,800,000. SFBC Miami has generated the following approximate historical revenues:

                  First Quarter of 2003     $5,100,000 vs. $3,800,000 for First Quarter of 2002

                  2002                      $20,500,000
                  2001                      $20,200,000
                  2000                      $16,000,000
                  1999                       $8,300,000

                  4.8 Brokers' Fees. None of CPF, CPI, the Shareholders and the CPI Shareholders shall have any liability or obligation to pay any fees or commissions to any broker, finder, or agent that is or was retained by SFBC or SFBC Miami in connection with the transactions contemplated by this Agreement.

                  4.9 Status of the Shareholders. Immediately after the Closing, Lasseter, Shamblen and Dilzer shall not be considered Affiliates of SFBC or executive officers of SFBC as that term is defined by Rule 3b-7 under the Exchange Act.

                  4.10 Disclosure. The representations and warranties contained in this Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.

         5. ADDITIONAL COVENANTS.

                  5.1 Covenant Not to Compete.

                           (a) The Shareholders each covenant and agree that for
                  the period commencing with the Closing Date and ending five years from such date (the "Measuring Period"), each of the Shareholders shall not, Directly or Indirectly, own, manage, operate, finance, join, control, or participate in the ownership, management, operation, finance or control of, or be connected with, in any manner, any entity, business enterprise or operation engaged in (i) within any geographic area in which SFBC Miami or CPF has done business (the "Area"), designing, providing, marketing, selling, or performing Phase I, II, III or IV clinical trials' services, or, (ii) within or outside of the Area performing services for any Client or any Affiliate of any Client.

                           (b) The Shareholders covenant and agree that during
                  the Measuring Period they shall not, Directly or Indirectly, within the Area:(i) solicit business from any Person which was a Client or; (ii) induce or attempt to induce or influence any employee of SFBC or any Affiliate to terminate his or her employment with SFBC or any Affiliate.

                           (c) The Shareholders during the Measuring Period
                  shall not, and shall not permit any of their Affiliates, to own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected in any manner with, Directly or Indirectly, any business conducted under a name using the words "Clinical Pharmacology", or any similar name or any derivatives thereof, without the prior written consent of SFBC and SFBC Miami.

                           (d) The Shareholders shall, and shall cause their
                  Affiliates, to hold in confidence and refrain from disclosing, publishing or making use of all knowledge and information of a confidential nature relating to the business of CPF prior to the Closing Date, except knowledge and information which (i) is or becomes generally available to the public other than as a result of a disclosure prohibited hereby, or (ii) is required to be disclosed by law.

                           (e) The Shareholders acknowledge that CPF's and the
                  Shareholders' expertise in the clinical trials business is of a special, unique, unusual and extraordinary character, which gives said expertise a peculiar value, and that a breach by any of the Shareholders of the provisions of Sections 5.1 and
                  5.2 of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and such a breach of any of the foregoing provisions contained in this Agreement will cause SFBC and SFBC Miami irreparable injury and damage. The Shareholders further acknowledge that they possess unique skills, knowledge and ability and that competition by any of them, in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to SFBC and SFBC Miami. By reason thereof, the Shareholders agree that SFBC and SFBC Miami shall be entitled, in addition to any other remedies they may have under this Agreement or otherwise, to temporary, preliminary and permanent injunctive and other equitable relief to prevent a breach or curtail any breach or threatened breach of this Agreement by any of the Shareholders without having to plead or prove irreparable harm, lack of an adequate remedy at law or post a bond or other security. No specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

                           (f) Nothing contained herein shall bar the
                  Shareholders from performing duties for SFBC Miami under their Employment Agreements executed in connection with this Agreement.

                  5.2. Nondisclosure. If this Agreement and the transactions provided for herein shall be terminated or abandoned for any reason whatsoever, each Party shall return to the other Parties any and all proprietary, confidential and secret information and data furnished to such party in connection herewith and hold in confidence its knowledge of any and all such proprietary, confidential and secret information or data and not disclose or publish the same, directly or indirectly, (a) without the prior written consent of such other Party or (b) until the same has been theretofore publicly disclosed by such other Party or otherwise ceased to be secret or confidential as evidenced by general public knowledge; provided, however, that each Party shall have the right to disclose such information, without consent but with prior notice to the other Party, to the extent that (i) such Party is required by law to do so, or (ii) such disclosure is required in connection with litigation pertinent to such information and in either event, at least five days prior written notice is given to the other Parties or such lesser reasonable notice as may be available under the circumstances. The foregoing provisions are intended to supplement and not supercede any existing confidentiality agreement between the Parties.

                  5.3. Cooperation in Third-Party Litigation.

                           (a) After the Closing, the Shareholders and the CPI
                  Shareholders shall provide such cooperation as SFBC and SFBC Miami or their counsel may reasonably request in connection with: (i) any proceedings related to the business of CPF or CPI; (ii) CPF's or CPI's conduct of their business prior to the Closing; or (iii) any proceedings for which SFBC and SFBC Miami is entitled to indemnification from the Shareholders or the CPI Shareholders under Section 9.1. Such cooperation shall include, but not be limited to, allowing former employees of CPF available upon the reasonable request of SFBC and SFBC Miami or their counsel to consult with and assist SFBC and SFBC Miami and their counsel in connection with any such proceedings and to prepare for and testify in any such proceedings, including depositions, trials and arbitration proceedings.

                           (b) SFBC and SFBC Miami agree that after the Closing,
                  they shall provide such cooperation as the Shareholders or their counsel may reasonably request in connection with: (i) any proceedings for which the Shareholders and the CPI Shareholders are entitled to indemnification from SFBC and

                  SFBC Miami under Section 6.2 hereof. Such cooperation shall include, but not be limited to, making employees of SFBC and SFBC Miami available upon the reasonable request of the Shareholders and the CPI Shareholders or their counsel to consult with and assist the Shareholders and the CPI Shareholders and their counsel regarding any such proceedings and to prepare for and testify in connection with any such proceedings, including depositions, trials and arbitration proceedings.

                           (c) The provisions of this Section 5.3 are not
                  intended to conflict with, and shall not override the other provisions of this Agreement.

                  5.4 Working Capital Adjustment. As soon as reasonably practicable following the Closing, SFBC Miami shall prepare a Closing Date balance sheet showing the actual amount of working capital of CPF ("Actual Working Capital"). If the Actual Working Capital exceeds $750,000 (the "Actual Working Capital Excess"), SFBC Miami shall pay promptly in cash, but in no event later than 30 days following the Closing, the amount of the Actual Working Capital Excess to the Shareholders on a pro rata basis in accordance with their percentage ownership of CPF Common Stock. In the event that the Actual Working Capital is less than $750,000, the Shareholders, on a pro rata basis in accordance with their percentage ownership of CPF Common Stock, shall promptly, but in no event later than 30 days following the Closing, pay in cash the amount of such difference to SFBC Miami. CPI shall have no working capital and no Liabilities (other than usual and customary Liabilities) at the Closing.

                  5.5 Rights of the Shareholders to Contest Certain Matters. In the event that the Shareholders object to the Actual Working Capital computation or the amount of any payment of Additional Merger Consideration (or failure to make any such payment), they shall advise SFBC and SFBC Miami in writing. If they are unable to resolve their objection within 14 days, they may appoint a certified public accountant licensed in Florida (a "CPA") by giving SFBC and SFBC Miami notice within 14 days. SFBC and SFBC Miami shall select a CPA by giving the Shareholders notice with 14 days. The two CPAs shall select a third CPA, the third CPA shall be given reasonable access to all of SFBC's financial books and records, customer agreements and other relevant records in order to resolve the dispute and such third CPA's determination shall be binding upon the Parties. If the amount owed to the Shareholders is 10% or more than SFBC's or SFBC Miami's computation, SFBC and SFBC Miami shall pay the reasonable fees and expenses of the third CPA; otherwise the Shareholders shall pay the reasonable fees and expenses.

                  5.6 SFBC Guarantee. SFBC guarantees payment of the Additional Merger Consideration if and to the extent that it is earned, guarantees performance of SFBC Miami's obligations under this Agreement and covenants not to impair SFBC Miami's obligations under this Agreement, and covenants to have at all times authorized and unissued shares of Common Stock sufficient to fulfill its obligations to issue such shares to the Shareholders pursuant to this Agreement.

                  5.7 Reporting Obligations. In addition to the dispute resolution procedures provided in Section 5.5, SFBC shall provide the Shareholders with copies of (a) SFBC's consolidated financial statements ("SFBC Financial Statements") at the same time SFBC files its periodic reports with the SEC, (b) monthly SFBC Financial Statements, if they are prepared, within five days of issuance and (c) statements of Revenues, calculated as provided in Section 2.4.5(b), for

         SFBC Miami, SFBC Ft. Myers, Inc. and any business which SFBC or any Affiliate acquires, which business is engaged in the conduct of Phase I or Phase II clinical studies in the United States ("Computations of Revenues") on a quarterly basis at the same time as SFBC Financial Statements are furnished or if monthly Computations of Revenues are prepared, within five days of issuance. Following the Closing, SFBC and SFBC Miami shall provide the Shareholders with reasonable access to material agreements including clinical trial agreements.

                  5.8 Listing of SFBC Shares. SFBC shall use its best efforts to cause the SFBC Common Stock that shall be issued in the Merger to be approved for listing on the Nasdaq National Market, subject to official notice of issuance within 12 months following issuance.

                  5.9 SFBC's Covenant to Capitalize and Operate SFBC Miami. (a) SFBC shall adequately fund or otherwise capitalize SFBC Miami so as to enable it to achieve the rate of growth assumed in determining the Additional Merger Consideration; (b) SFBC Miami shall maintain its books and records and continue to record its Revenues in a manner consistent with those practices that are in effect as of the date of Closing; (c) SFBC Miami shall operate following Closing in a manner that is consistent with its past practices and the past practices of CPF, including, without limitation, performing the Historical Clinical Trials; (d) SFBC Miami shall use its best efforts to achieve the Revenues during the Earn-Out Period that will result in payment of the Additional Merger Consideration; and (e) All clinical trials which generate Revenues shall be recorded, performed, and credited to SFBC Miami in a manner that is consistent with past practices and taken on by SFBC Miami at reasonable market rates, consistent with CPF's and SFBC Miami's historical business and will be approved by SFBC Miami.

                  5.10 Filing of Tax Returns. As soon as practicable following the Closing, the Shareholders shall prepare at their expense, execute and file all Tax Returns required to be filed by CPF and CPI as the result of their activities through the Closing. The Shareholders shall pay any Taxes due and be entitled to receive any refunds due. SFBC and SFBC Miami shall provide the Shareholders and their representatives with access to all documents and records necessary to prepare the Tax Returns.

                  5.11 Filing of SFBC SEC Reports. In order to permit the Shareholders to sell their shares of SFBC Common Stock under Rule 144 of the Securities Act, SFBC covenants to take all actions necessary to comply with Rule 144(c) under the Securities Act for a period of five years following the Closing. Provided, however, this covenant shall not apply if SFBC is no longer required to file periodic reports under the Exchange Act because it has merged into (or consolidated with) another entity or a third party has acquired at least 80% of the capital stock of SFBC.

         6. INDEMNIFICATION.

                  Section 6.1 Indemnification by the Shareholders. In the event CPF, CPI or the Shareholders breach (or in the event any third party alleges facts that, if true, would mean CPF, CPI or the Shareholders has breached) any of their representations, warranties, and covenants contained in the Agreement or in any document, certificate or affidavit delivered by CPF, CPI or the

Shareholders at or prior to the Closing, and, provided that SFBC or SFBC Miami makes a written claim for indemnification against the Shareholders, pursuant to
Section 6.3 below, then the Shareholders, jointly and severally, agree to indemnify SFBC and SFBC Miami from and against the entirety of any Adverse Consequences SFBC and SFBC Miami may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  Section 6.2. Indemnification by SFBC and SFBC Miami. In the event SFBC or SFBC Miami breach (or in the event any third party alleges facts that, if true, would mean SFBC or SFBC Miami has breached) any of their representations, warranties, and covenants contained in the Agreement or in any document, certificate or affidavit delivered by SFBC or SFBC Miami at or prior to the Closing, and, provided that the Shareholders make a written claim for indemnification against SFBC or SFBC Miami pursuant to Section 6.3 below, then SFBC or SFBC Miami, jointly and severally, agree to indemnify the Shareholders from and against the entirety of any Adverse Consequences the Shareholders may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  Section 6.3.  Procedure.

                  (a) Promptly (and in any event within five days after the service of any summons or other document) after acquiring knowledge of any Claim for which one or more of the Parties (the "Indemnified Party") may seek indemnification against other Parties (the "Indemnifying Party") pursuant to this Article 6, the Indemnified Party shall give written notice thereof to the Indemnifying Party. Failure to provide notice shall not relieve the Indemnifying Party of its obligations under this Article 6, except to the extent that the Indemnifying Party demonstrates actual damage caused by that failure. The Indemnifying Party shall have the right to assume the defense of any Claim with counsel reasonably acceptable to the Indemnified Party upon delivery of notice to that effect to the Indemnified Party. If the Indemnifying Party, after written notice from the Indemnified Party, fails to take timely action to defend the action resulting from the Claim or otherwise respond to the Claim, the Indemnified Party shall have the right to defend the action resulting from the Claim by counsel of its own choosing, but at the cost and expense of the Indemnifying Party. The Indemnified Party shall have the right to settle or compromise any Claim against it, and recover from the Indemnifying Party any amount paid in settlement or compromise thereof, if it has given written notice thereof to the Indemnifying Party and the Indemnifying Party has failed to take timely action to defend the Claim; otherwise, the Indemnified Party shall have no right to settle or compromise any Claim. The Indemnifying Party shall have the right to settle or compromise any claim against the Indemnified Party without the consent of the Indemnified Party provided that the terms of the settlement or compromise provide for the unconditional release of the Indemnified Party and require the payment of monetary damages only.

                  (b) Upon its receipt of any amount paid by the Indemnifying Party pursuant to this Article 6, the Indemnified Party shall deliver to the Indemnifying Party such documents as it may reasonably request assigning to the Indemnifying Party any and all rights, to the extent indemnified, that the Indemnified Party may have against third parties with respect to the Claim for which indemnification is being received.

                  (c) The Indemnifying Party if not SFBC or SFBC Miami, may elect to pay any Claim in cash or SFBC Common Stock. If it elects to use SFBC Common Stock, the value shall be the Average Share Price.

                  Section 6.4. Limitations on Indemnification. Notwithstanding anything to the contrary contained herein, except as provided in this Section 6.4, no Indemnified Party shall be entitled to receive an indemnification payment with respect to any Claim or Claims specified in this Article 6 unless the Claim, or the aggregate amount of all Claims made by the Indemnified Party hereunder, equals or exceeds $50,000 (in which case all of such Claim or Claims back to the first dollar will be recoverable); provided, however, no Indemnified Party shall recover more than the amount of Merger Consideration and the C-Corp Consideration it has paid or received for all Claims brought against an Indemnifying Party under this Agreement unless the Claims relate to fraud or Liabilities involving taxes, environmental, and pension and employee benefits; provided, further, any Claim involving a breach of the representation and warranty contained in Section 3.27 shall be reduced by 50%.

         7. MISCELLANEOUS.

                  7.1 Survival. All of the representations, warranties and covenants of the Parties shall survive the Effective Time for a period of one year; provided, however, in cases involving any Claim involving fraud, taxes, environmental, and pensions and employee benefits matters, the representations, warranties and covenants shall survive the Effective Time for as long as the applicable statute of limitations.

                  7.2 Press Releases and Public Announcements. Until the Closing, no Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that SFBC may make any public disclosure it believes in good faith is required by applicable law or any listing agreement concerning its publicly-traded securities (in which case SFBC shall use its best efforts to provide the other Parties and their counsel with as much notice as is practical under the circumstances).

                  7.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof. A breach of Section 3(b) of any of the Employment Agreements shall be a breach of this Agreement.

                  7.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors. No Party may assign either this Agreement or any of its obligations hereunder without the prior written approval of the Shareholders, except for any assignment including a merger or consolidation which occurs by operation of law.

                  7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  7.6 Headings. The Section and Article headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  7.7 Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next business day delivery, or by facsimile delivery (in which event a copy shall immediately be sent by Federal Express or similar receipted delivery).

                           If to SFBC and SFBC Miami:
                           SFBC International, Inc.
                           11190 Biscayne Blvd.
                           Miami, FL  33181
                           Attention:  Arnold Hantman, Chief Executive Officer
                           Telephone: (305) 895-0304
                           Facsimile:  (305) 895-8616

with a copy to:            Michael Harris, P.A.
                           1555 Palm Beach Lakes Boulevard, Suite 310
                           West Palm Beach, FL 33401
                           Attention:  Michael D. Harris, Esquire
                           Telephone: (561) 478-7077
                           Facsimile:  (561) 478-1817


If to CPF, CPI and/or      c/o the Shareholders:
                           Frank McDaniel, Esq.
                           Kilpatrick Stockton LLP
                           1100 Peachtree St., Suite 2800
                           Atlanta, GA 30309-4530
                           Telephone:  404-815-6l19
                           Facsimile:  404-541-3459


with a copy to:
                           Frank McDaniel, Esq.
                           Kilpatrick Stockton LLP
                           1100 Peachtree St., Suite 2800
                           Atlanta, GA 30309-4530
                           Telephone:  404-815-6l19
                           Facsimile:  404-541-3459
         or to such other address as either of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person.

                  7.8 Governing Law. Except to the extent that rights of the Shareholders and the transactions hereby contemplated are governed by the FBCA, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware including its conflicts of law provisions.

                  7.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective board of directors. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  7.10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision by its severance herefrom.

                  7.11 Expenses. Each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Provided however, that the Actual Working Capital and balance sheet information required by this Agreement shall be after payment of all transaction costs including legal fees and expenses of CPF, CPI and the Shareholders.

                  7.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

                  7.13 Arbitration. Except as provided in Section 5.5, or any action seeking equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the Parties are unable to resolve by mutual agreement, shall be settled by submission by any Party of the controversy, claim or dispute to binding arbitration in Miami, Florida (unless the Parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding, the Parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all Parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

                  7.14 Force Majeure. No Party shall be responsible for failure or delay in performance hereunder by reason of any strikes; labor disputes; freight embargoes; interruption or failure in the Internet, telephone or other telecommunications service or related equipment; material interruption in the mail service or other means of communication with the United States; if any Party shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake,; theft, sabotage or other calamity or malicious act, whether or not such loss shall have been insured; acts of God; outbreak or material escalation of hostilities or civil disturbances, national emergency or war (whether or not declared), or other calamity or crises including a terrorist act or acts affecting the United States; future laws, rules, regulations or acts of any Governmental Entity (including any orders, rules or regulations issued by any official or agency of such Governmental Entity); or any cause beyond the reasonable control of such Party.

                  7.15 Plural. Unless the context requires otherwise, the singular shall include the plural, and vice versa.

                  7.16 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

__________________________          SFBC INTERNATIONAL, INC.


__________________________          By:_____/s/_____________________________
                                       Arnold Hantman, Chief Executive Officer


__________________________          SOUTH FLORIDA KINETICS, INC.


__________________________          By:_____/s/_____________________________
                                       Lisa Krinsky, M.D., President

_________________________
                                    CLINICAL PHARMACOLOGY OF FLORIDA, INC.


_________________________           By:______/s/__________________________
                                       E. Cooper Shamblen
                                       President


                                    CLINICAL PHARMACOLOGY
                                    INTERNATIONAL, INC.


                                    By:______/s/__________________________
                                       E. Cooper Shamblen
                                       President


                                    _________/s/__________________________
                                       Dr. Kenneth Lasseter


                                    _________/s/__________________________
                                       E. Cooper Shamblen


                                    _________/s/__________________________
                                       Stacy C. Dilzer

                                    EXHIBIT A

                                     FORM OF
                              ARTICLES OF MERGER OF
                          SOUTH FLORIDA KINETICS, INC.

         These Articles of Merger entered into as of this day of August 2003, by and between Clinical Pharmacology of Florida, Inc. a Florida corporation ( "CPF") and South Florida Kinetics, Inc., a Florida corporation (the "Surviving Corporation")(CPF and the Surviving Corporation are collectively the "Parties"). All capitalized terms not defined herein shall have the meaning set forth in the Acquisition Agreement by and among SFBC International, Inc., South Florida Kinetics, Inc., Clinical Pharmacology of Florida, Inc., Clinical Pharmacology International, Inc., Dr. Kenneth Lasseter, Mr. E. Cooper Shamblen, and Ms. Stacy
C. Dilzer (the "Acquisition Agreement").

                  WHEREAS the Surviving Corporation has authorized capital stock of 10,000 shares of common stock, par value $0.10 per share, of which 100 shares have been duly issued and are outstanding; and

                  WHEREAS CPF has authorized capital stock consisting of 50 shares of common stock, of which 50 shares have been duly issued and are now outstanding; and

                  WHEREAS the boards of directors of the Parties, deem it advisable and generally to the advantage and welfare of the Parties and recommend to the shareholders of the Parties that CPF merge with the Surviving Corporation under and pursuant to the provisions of Florida Business Corporation Act ("FBCA"); and

         WHEREAS, the boards of directors and shareholders of the Parties have approved the terms and conditions of the merger; and

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Parties have agreed, and do hereby agree, that CPF shall merge into the Surviving Corporation upon the terms and conditions below stated.

         1. Adoption and Approval of Agreement. Pursuant to Sections 607.0702 and 607.0821, 607.1101 and 607.1103 of the FBCA, the directors of CPF by unanimous written consent on _______, 2003 and the shareholders of CPF, by the unanimous written consent of the shareholders entitled to vote, approved the Acquisition Agreement on July __, 2003. Pursuant to Sections 607.0704, 607.0821,
607.1101 and 607.1103 of the FBCA, the board of directors at a meeting held on July 23, 2003 at which a quorum was present and the sole shareholder of the Surviving Corporation have adopted and approved this Agreement by unanimous written consent on August 1, 2003.

         2. Agreement to Merge. The Parties hereby agree that CPF shall be merged with and into the Surviving Corporation.

         3. Effective Date. The merger of the undersigned corporations shall become effective upon the filing of the Articles of Merger with the Florida Secretary of State (the "Effective Date").

4. Name of Merged Corporation. The name of the Surviving Corporation shall remain South Florida Kinetics, Inc.

         5. Agreement. The executed Acquisition Agreement is on file at the principal place of business of the Surviving Corporation located at 11190 Biscayne Blvd., Miami, FL 33181.

         6. Manner and Basis for Conversion of Shares. The authorized capital and number of shares issued and outstanding of the Surviving Corporation shall not change. As set forth in the Acquisition Agreement, the common stock of CPF shall convert into $6.5 million in cash and 443,072 shares of common stock of the parent of the Surviving Corporation. Further, CPF has the opportunity to earn up to an additional $9 million over three years based upon increased revenues.

         7. Certifications of Board Approval. The undersigned secretary of CPF hereby certifies that the board of directors of CPF adopted the Acquisition Agreement by unanimous written consent on , 2003. The undersigned secretary of the Surviving Corporation hereby certifies that the board of directors of the Surviving Corporation adopted the Agreement at a meeting at which a quorum was present on July 23, 2003.

         8. Shareholder Approvals. The undersigned secretary of CPF hereby certifies that the shareholders of CPF approved the Acquisition Agreement by unanimous written consent on , 2003. The undersigned secretary of the Surviving Corporation hereby certifies that the sole shareholder of the Surviving Corporation approved the Acquisition Agreement by unanimous written consent on August 1, 2003.

         IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be executed by the persons named below pursuant to authority given by their respective boards of directors.

                  South Florida Kinetics, Inc., a Florida corporation


                  By:  _____________________________________
                       Lisa Krinsky, M.D., President


                  By:  _____________________________________
                       David Natan, Vice President and Secretary



                  Clinical Pharmacology of Florida, Inc., a Florida corporation

                  By:                               , President


                  By:                               , Secretary

                                    EXHIBIT B

                         FORM OF LEGAL OPINION FOR CPF,
                 CPI, THE SHAREHOLDERS AND THE CPI SHAREHOLDERS


The legal opinion should cover the following areas:

1.            Organization, good standing, power, and authorization, etc.

2. Authorized capital stock, outstanding capital stock and derivative securities. No pre-emptive rights, fully paid, etc.

3. To counsel's knowledge, investigation, there is no litigation or similar matters except that disclosed in the Agreement or that which is not reasonably expected to have a Material Adverse Effect.

4. Each of CPF and CPI have all power and authority to enter into the Agreement and other transaction documents and carry out the provisions. All consent, authorizations and approvals have been obtained in connection with the Agreement and other transaction documents. All necessary corporate proceedings have been taken to authorize the execution and delivery of the Agreement and other transaction documents.

5. Each of the Agreement and the other transaction documents have been duly authorized, executed and delivered and are the legal, valid and binding obligation of each of CPF and CPI, where applicable, subject to the usual exceptions.

6. To such counsel's knowledge, each of CPF and CPI and the Real Property are in compliance with applicable food and drug, medical and environmental laws.

7. To the best of such counsel's knowledge after reasonable investigation, the representations and warranties do not contain any misstatements of a material fact, etc.

                                    EXHIBIT C

                             FORM OF LEGAL OPINION
                       FROM COUNSEL TO SFBC AND SFBC MIAMI


The legal opinion should cover the following areas:

         1. SFBC has been incorporated under the Delaware General Corporation Law and its status is active. SFBC Miami has been incorporated under the Florida Business Corporation Act and its status is active.

         2. To our knowledge after limited investigation SFBC is required to be qualified as a foreign corporation in the State of Florida and based on a copy of the Certificate of Good Standing issued by the State of Florida, SFBC is qualified as a foreign corporation to conduct business in the State of Florida.

         3. SFBC and SFBC Miami each have the corporate power to conduct their business, to execute and deliver the Transaction Documents to which they are a party, and to perform their obligations under such Transaction Documents.

         4. SFBC and SFBC Miami have authorized the execution, delivery and performance of each of the Transaction Documents to which each is a party by all necessary corporate action.

         5. Subject to the limitations contained in the next paragraph, the Transaction Documents have been, where applicable, executed by SFBC and SFBC Miami, and are the valid and binding obligations of SFBC and SFBC Miami, where applicable, and enforceable against SFBC and SFBC Miami under the laws of Delaware and the federal laws of the United States.

         Our opinion concerning the validity, binding effect and enforceability of the Transaction Documents means that:

                  (a) the Transaction Documents constitute an effective contract under applicable law,

                  (b) none of the Transaction Documents are invalid in their entirety because of a specific statutory prohibition or public policy and none is subject in its entirety to a contractual defense; and

                  (c) subject to the last sentence of this paragraph, some remedies are available if SFBC or SFBC Miami is in material default under the Transaction Documents. This opinion does not mean that (a) any particular remedy is available upon a material default, or (b) every provision of the Transaction Documents will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Transaction Documents may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

         6. The execution and delivery of the Transaction Documents, performance by SFBC and SFBC Miami of their respective obligations thereunder, and the exercise by SFBC and SFBC Miami of the rights created by the Transaction Documents do not (a) violate SFBC's Certificate of Incorporation or Bylaws or any amendments thereto, or SFBC Miami's Articles of Incorporation or Bylaws or any amendments thereto; (b) to our knowledge constitute a breach of or a default under any agreement or instrument to which SFBC or SFBC Miami is a party or by which they or their assets are bound, or result in the creation of a mortgage, security interest or other encumbrance upon the assets of SFBC or SFBC Miami except as set forth in the Transactions Documents; (c) to our knowledge, violate a judgment, a decree or order of any court or administrative tribunal, which judgment, decree or order is binding on SFBC or SFBC Miami or their assets; or
(d) violate any federal or Delaware law, rule or regulation.

         7. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary in connection with the execution and delivery by SFBC or SFBC Miami of the Transaction Documents to which they are a party or the performance by SFBC or SFBC Miami of their respective obligations thereunder, except for the filing of the Articles of Merger and the filing of Form D with the SEC.

                             DISCLOSURE SCHEDULES TO
                              ACQUISITION AGREEMENT
                     dated as of August 1, 2003 by and among
             SFBC International, Inc., South Florida Kinetics, Inc.,
                     Clinical Pharmacology of Florida, Inc.,
                   Clinical Pharmacology International, Inc.,
              Dr. Kenneth Lasseter, Mr. E. Cooper Shamblen, and Ms.
                                Stacy C. Dilzer

         ANY MATTER DISCLOSED IN ANY SECTION OF THESE DISCLOSURE SCHEDULES WILL BE DEEMED TO HAVE BEEN DISCLOSED AND INCORPORATED BY REFERENCE IN EACH OF THE OTHER SECTIONS OF THESE DISCLOSURE SCHEDULES AS THOUGH MORE FULLY SET FORTH IN SUCH OTHER SECTIONS, PROVIDED THAT A REASONABLE PERSON WOULD CONCLUDE FROM SUCH DISCLOSURE THAT IT WOULD APPLY TO THE OTHER APPLICABLE SECTIONS OF THE DISCLOSURE SCHEDULES, NOTWITHSTANDING THE FACT THAT SUCH OTHER SECTIONS MAY NOT BE CROSS-REFERENCED IN THE DISCLOSURE SCHEDULES. In the event of any inconsistency between the statements in the body of this Agreement and those in these Disclosure Schedules (other than an exception expressly set forth as such in these Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control. Any and all disclosures contained in these Disclosure Schedules shall be effective as of the date of this Agreement and as of the Closing Date.

         No disclosure in these Disclosure Schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. These Disclosure Schedules and the information and disclosures contained herein are intended to qualify and limit the representations, warranties and covenants of CPF, CPI, Lasseter, Shamblen and Dilzer contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants.

         The headings with the section numbers in these Disclosure Schedules are included for convenience only and are not intended to limit the effect of the disclosures contained herein or to expand the scope of the information required to be disclosed herein. Unless the context otherwise requires, all capitalized terms used in these Disclosure Schedules shall have the respective meanings assigned to them in the Agreement.

SCHEDULE 3.1 - JURISDICTIONS IN WHICH CPF AND CPI ARE QUALIFIED TO DO BUSINESS

Florida

SCHEDULE 3.4 - NONCONTRAVENTION

Various of CPF's contracts relating to vendors, clients, real estate leases and equipment leases, which includes contracts with customers, a copier lease, and a month-to-month storage lease, may be breached or terminable because of or upon a change of control of CPF. CPF has not secured waivers of any such breaches or rights of termination.

SCHEDULE 3.6 - FINANCIAL STATEMENTS

The financial statements for CPF's fiscal year ended December 31, 2002 have been compiled [REVIEWED STATEMENTS IS A TYPE OF ACCOUNTING STATEMENT (I.E., COMPILED, REVIEWED, AND AUDITED) AND CONTAIN FOOTNOTES, BUT NOT AN OPINION. CPF'S FINANCIAL STATEMENTS HAVE BEEN COMPILED, NOT REVIEWED.] in accordance with GAAP, but have not been audited. No interim financial statements provided by CPF have been prepared in accordance with GAAP. Neither the financial statements of CPF for the fiscal year ended December 31, 2002 nor the interim financial statements supplied by CPF may comply with applicable accounting requirements and with the published rules and regulations of the SEC. None of the financial statements of CPI have been prepared in accordance with GAAP and none of them may comply with applicable accounting requirements or with the published rules and regulations of the SEC

SCHEDULE 3.8 - RELATED PARTY TRANSACTIONS

Dilzer is the owner of XAM Research, an entity that was retained by CPF for consulting services.

The primary Institutional Review Board used by CPF is Southern Institutional Review Board, an entity owned by Alison Shamblen, wife of Shamblen.

Frank Graves, a stepson of Lasseter, received a salary in 2002 from CPF.

SCHEDULE 3.13 - EMPLOYEE BENEFIT PLANS

CPF has a defined benefit plan "the Plan"), which was established effective January 1, 1993. Benefit consultant for the Plan is Stanley, Hunt, Dupree and Rhine, Inc., a subsidiary of BB&T. The Plan has no anticipated liabilities. Notice of plan termination was July 15, 2003 and the plan will be discontinued on July 30, 2003 and terminated on September, 30, 2003.


Clinical Pharmacology of Florida, Inc. also offers all full-time employees health and vision insurance and contributions are paid for by Clinical Pharmacology of Florida, inc. Dental insurance is available to employees for additional employee contributions. The health, vision and dental insurance is offered through Aetna Health Insurance.

SCHEDULE 3.14  -- SECURITY INTERESTS

CPF leases a copier, the payments under which lease may be secured by a Security Interest.

SCHEDULE 3.15.3 - LIST OF TAX RETURNS FILED WITH RESPECT TO CPF AND CPI FOR TAXABLE PERIODS ENDED ON OR AFTER DECEMBER 31, 2000

CPF  (Federal and Florida Returns)
December 31, 2000
December 31, 2001
December 31, 2002

CPI  (Federal and Florida Returns)
September 30, 2000
September 30, 2001
September 30, 2002

SCHEDULE 3.15.7

(a) CPF: The tax basis of $1,051,162 for the company would be computed as follows:

               Cash                                  $ 1,041,507
               Net Fixed Assets                           10,139
               Other Payable                                (484)
                                                     -----------
               Total                                 $ 1,051,162

               Common Stock                                  100
               Shareholder Receivable                ($   25,000)
               Less Shareholder Payable              $    27,977
               Retained Earnings                       1,048,085
                                                     -----------
               Total                                 $ 1,051,162

         CPI: The basis of CPI in its assets as of September 30, 2002 was approximately $79,222, calculated as follows:

               September 2002 Tax Basis                $  31,856
               + Shareholder loan forgiveness            120,875
               -Write-off of other assets                (94,565)
               + Elimination of Mortgage                  21,056
                                                       ---------
               Total                                      79,222

(b)      CPF: None
         CPI: $41,547 of depreciation should have been taken in the Fiscal Years Ended 2000, 2001, and 2002, which would have resulted in a reduction of taxable income over the same period.

(c)      CPF: None
         CPI: None

SCHEDULE 3.16 - LISTS OF REAL PROPERTY THAT EITHER OF CPF OR CPI OWNS

The building itself is: Lot 24 and 25, less the East 10 feet thereof, Block 8, FIRST AMENDED PLAT OF DR. BURKHART'S WINTER GARDENS, according to the Plat thereof, as recorded in Plat Book 5, at page 22 of the Public Records of Miami-Dade County, Florida.

The parking lot that is immediately adjacent to the building to the north is:
Lot 26, less the East 10 feet thereof, Block 8, FIRST AMENDED PLAT OF DR. BURKHART'S WINTER GARDENS, according to the Plat thereof, as recorded in Plat Book 5, at page 22 of the Public Records of Miami-Dade County, Florida.

SCHEDULE 3.16.9 - DIRECT ACCESS TO PUBLIC ROAD

The parking lot (Lot 26 described above) abuts a public road and has the legal right to access such road. However, a fence has been erected blocking access to the road from the parking lot. Instead, the parking lot relies upon the parcel on which the building is situated (Lots 24 and 25 described above) for access to a public road.

SCHEDULE 3.16.10 - NECESSARY REPAIRS

Though not currently in need of repair, the roof on the building situated on Lots 24 and 25 (described above) is nearing the end of its estimated useful life.

SCHEDULE 3.17.2 - LIST OF ALL PERMITS

AUTHORITY

Miami-Date          Occupational                                  Kenneth C. Lasseter, MD             108014-2       9/30/2003
Miami-Date          Occupational                                  Clinical Pharmacology Associates    059373-2       9/30/2003
Miami-Date          Occupational                                  Samuel Oberstein,MD                 530863-0       9/30/2003
City of Miami       Certificate of Use/Fire Safety Permit         Clinical Pharmacology Associates    343341         12/31-2003
City of Miami       Certificate of Use/Fire Safety Permit         Clinical Pharmacology               343341         12/31/2003
City of Miami       Physician/Surgeons and Doctors                Kenneth C. Lasseter, MD             093736-0001    12/31/2003
City of Miami       Hospital/Sanitariums and Medical Qtrs.        Clinical Pharmacology               093736-0002    12/31/2003
State of Florida    Medical License                               Kenneth C. Lasseter, MD             ME15214        1/31/2004
State of Florida    Medical License                               Samuel Oberstein, MD                ME29082        1/31/2004
State of Florida    Radioactive Material License                  Clinical Pharmacology Associates    3338-1         2/28/2007
State of Florida    Operational Permit Biomedical Waste Program   Clinical Pharmacology Associates    13-64-00870    9/30/2003




SCHEDULE 3.18 - LIST RELATING TO ALL INDEBTEDNESS, GUARANTEES, ETC.

(a)      None
(b)      None
(c)      None (other than accounts receivable described in Schedule 3.23)
(d)      None
(e)      None

SCHEDULE 3.20 - LITIGATION

A volunteer has filed a claim with respect to injuries she received in a slip and fall on CPF premises on May 21, 2002. Plaintiff claims injuries including back pain, neck pain and headaches resulting from this accident and does not know the amount of her medical expenses. There is no current demand for damages and the trial date has not been set. CPF believes any losses related to the case will be covered by insurance.

SCHEDULE 3.25 - LIST OF ALL INTELLECTUAL PROPERTY AND RELATED MATERIAL

(i)      None
(ii) Clinical Pharmacology Associates, Clinical Pharmacology of Florida, Inc., and Clinical Pharmacology International, Inc.
(iii)    Volunteer pool database (iv) None (v) None

SCHEDULE 3.30 - LIST OF ALL POLICIES OF INSURANCE WHICH CPF AND CPI MAINTAin

-------------------------------------------------------------------------------------
                   INSURANCE COMPANY             TYPE OF INSURANCE   COVERAGE AMOUNT
-------------------------------------------------------------------------------------
CPI      United States Fidelity & Guaranty     Property              $907,557.00
-------------------------------------------------------------------------------------
CPI      St Paul Insurance Company             Liability             1mil/2 mil
-------------------------------------------------------------------------------------
CPF      Lloyds of London                      Property              $50,000.00
-------------------------------------------------------------------------------------
CPF      Lloyds of London Mt. Vernon           Gen Liability         1/1/50K/5K
-------------------------------------------------------------------------------------
CPF      Mt. Vernon                            Liability             1/1/50K/5K
-------------------------------------------------------------------------------------
CPF      Ass. Industries Ins Co                Workman's Comp        1M/1M/1M
-------------------------------------------------------------------------------------
CPF      Pro National                          Malpractice           1M/3M
-------------------------------------------------------------------------------------
CPF      Aetna Health Insurance                Health Insurance      see policy
-------------------------------------------------------------------------------------
CPF      Blue Cross & Blue Shield              Health Insurance      see policy
-------------------------------------------------------------------------------------
[RESTUBBED]

---------------------------------------------------------------------------------------------------------------
                   INSURANCE COMPANY           DEDUCTIBLE     COVERAGE DATE       POLICY #    YEARLY PREMIUM
---------------------------------------------------------------------------------------------------------------
CPI      United States Fidelity & Guaranty    See Policy      7/21/02 to 7/21/03     BK01174134      $1,987.02
---------------------------------------------------------------------------------------------------------------
CPI      St Paul Insurance Company            See policy      7/21/03 to  9/4/03     BK01174134      $4,657.00
---------------------------------------------------------------------------------------------------------------
CPF      Lloyds of London                     1000               6/20/03-6/20/04     JH957657A       $1,231.80
---------------------------------------------------------------------------------------------------------------
CPF      Lloyds of London Mt. Vernon          250/250            6/18/02-6/18/03     CL2251676      $11,003.85
---------------------------------------------------------------------------------------------------------------
CPF      Mt. Vernon                           250/250          6/18/03 - 7/21/03     CL2251676         $977.19
---------------------------------------------------------------------------------------------------------------
CPF      Ass. Industries Ins Co               see policy       01/03 to 12/31/03     2002328271     $15,157.00
---------------------------------------------------------------------------------------------------------------
CPF      Pro National                         see policy        8/1/03 to 8/1/04     MP38022         28,241.00
---------------------------------------------------------------------------------------------------------------
CPF      Aetna Health Insurance               see policy          6/03 to 6/04       119467-0001        varies
---------------------------------------------------------------------------------------------------------------
CPF      Blue Cross & Blue Shield             see policy          not defined        pending          1,260.00
---------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
         POLICY #                                                                          CLAIM SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
5/21/01  CL2551676 - Mt. Vernon General        Slip and fall claim from a volunteer which occurred on May 21, 2002. Plaintiff
         Liability                             claims injuries including back pain, neck pain and headaches resulting from this accident and does not know the amount of her medical expenses and had been on social security disability for nineteen years due to a nervous condition. There is no current demand and the trial date has not been set. The entire claim is expected to be covered by the policy.
-----------------------------------------------------------------------------------------------------------------------------------

SCHEDULE 3.33 - LEASES

CPF leases office space at 2042 NW 22nd Avenue, Miami, Florida 33142 at a rate of $1,500 per month plus tax. The lease terminates February 28, 2004.

                                  SCHEDULE 4.1

                                       TO

                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                            SFBC INTERNATIONAL, INC.,
                          SOUTH FLORIDA KINETICS, INC.,
                     CLINICAL PHARMACOLOGY OF FLORIDA, INC.,
                   CLINICAL PHARMACOLOGY INTERNATIONAL, INC.,
                              DR. KENNETH LASSETER,
                           MR. E. COOPER SHAMBLEN, AND
                               MS. STACY C. DILZER

                                 AUGUST 1, 2003

                            LIST OF SFBC SUBSIDIARIES

SFBC New Drug Services, Inc.

SFBC Analytical Laboratories, Inc.

SFBC Ft. Myers, Inc.

South Florida Kinetics, Inc.

SFBC Canada, Inc.

Anapharm, Inc.

Daedal Management & Investment Inc.

Danapharm Clinical Research Inc.

SynFine Research Inc.

                                  SCHEDULE 4.2

                                       TO

                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                            SFBC INTERNATIONAL, INC.,
                          SOUTH FLORIDA KINETICS, INC.,
                     CLINICAL PHARMACOLOGY OF FLORIDA, INC.,
                   CLINICAL PHARMACOLOGY INTERNATIONAL, INC.,
                              DR. KENNETH LASSETER,
                           MR. E. COOPER SHAMBLEN, AND
                               MS. STACY C. DILZER

                                 AUGUST 1, 2003

           SFBC OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS TO PURCHASE,
                CONVERT, SUBSCRIBE OR EXCHANGE VOTING SECURITIES

1,105,283 outstanding stock options under the SFBC International, Inc.'s Second Amended and Restated 1999 Stock Option Plan.

121,213 outstanding stock options issued to three consultants and employees of SFBC International, Inc. not issued under the Second Amended and Restated 1999 Stock Option Plan.

55,520 outstanding options to purchase common stock and 62,500 options to purchase warrants issued in connection with SFBC International, Inc.'s initial Public Offering in 2000.


G:\SFBC\CPA Aquisition\Agreements\Schedule 4.2 to Acquisition Agreement.doc

                                  SCHEDULE 4.5

                                       TO

                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                            SFBC INTERNATIONAL, INC.,
                          SOUTH FLORIDA KINETICS, INC.,
                     CLINICAL PHARMACOLOGY OF FLORIDA, INC.,
                   CLINICAL PHARMACOLOGY INTERNATIONAL, INC.,
                              DR. KENNETH LASSETER,
                           MR. E. COOPER SHAMBLEN, AND
                               MS. STACY C. DILZER

                                 AUGUST 1, 2003

                           LIABILITIES AND OBLIGATIONS

SFBC incurred $1,060,607.45 (Canadian) of debt in connection with the acquisition of Daedal Management & Investment, Inc.


On July 30, 2003, SFBC entered into an Amended and Restated Revolving Credit and Security Agreement (the "Loan Agreement") expanding the term loan to $8,000,000.

Subsequent to March 31, 2003, SFBC has borrowed approximately $1,800,000 under the Loan Agreement.